UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Guaranty Bancorp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1331 Seventeenth Street, Suite 200
Denver, Colorado  80202

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 5, 2015

The 2015 Annual Meeting of Stockholders of Guaranty Bancorp (the “Company”) will be held on Tuesday, May 5, 2015, at 1:00 p.m., Mountain Daylight Time, in the Monarch Room of the Ritz Carlton Hotel, 1881 Curtis Street, Denver, Colorado 80202, for the following purposes:

1.                                      To elect nine members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified (Proposal 1).

2.To hold a vote on the approval of the Company’s 2015 Long-Term Incentive Plan (Proposal 2).

3.                                      To hold a vote on the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 (Proposal 3).

4.                                      To consider and act upon such other business and matters or proposals as may properly come before the annual meeting or any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 13, 2015 as the record date for determining which stockholders have the right to receive notice of and to vote at the annual meeting or any postponements or adjournments thereof.

You are cordially invited to attend the 2015 Annual Meeting of Stockholders.

By Order of the Board of Directors

/s/ Christopher G. Treece
Christopher G. Treece, Secretary

Denver, Colorado
March 27, 2015

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING.  Your vote is important and we appreciate your cooperation in returning promptly your executed proxy card. Your proxy is revocable and will not affect your right to vote in person at the annual meeting.

TABLE OF CONTENTS

INTRODUCTION	1
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
“HOUSEHOLDING” OF PROXY MATERIALS	5
BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT	5
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	7
PROPOSAL 1: ELECTION OF DIRECTORS	10
PROPOSAL 2: APPROVAL OF THE GUARANTY BANCORP 2015 LONG-TERM INCENTIVE PLAN	15
PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
CORPORATE GOVERNANCE AND BOARD COMMITTEES	23
DIRECTOR COMPENSATION	27
EXECUTIVE OFFICERS	28
EXECUTIVE COMPENSATION	29
REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE	50
REPORT OF THE AUDIT COMMITTEE	51
CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS	51
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	52
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	53
OTHER BUSINESS	53
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	54
INCORPORATION BY REFERENCE	55
EXHIBIT A – Guaranty Bancorp 2015 Long-Term Incentive Plan

i

PROXY STATEMENT
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 5, 2015

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Guaranty Bancorp, a Delaware corporation (the “Company,” “we” or “our”), to be used at our 2015 Annual Meeting of Stockholders (the “Meeting”) and at any postponements or adjournments thereof.  The Meeting is scheduled to be held as follows:

Date:	Tuesday, May 5, 2015
Time:	1:00 p.m., Mountain Daylight Time
Place:	The Ritz Carlton Hotel Monarch Room 1881 Curtis Street Denver, Colorado 80202

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 27, 2015.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 5, 2015, at 1:00 p.m., Mountain Daylight Time:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are also available at http://www.proxyvote.com.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.              What is being voted on at the Meeting?

The matters to be considered and voted upon at the Meeting are as follows:

A.                                    Election of Directors.  To elect nine members of the Board of Directors who shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified (Proposal 1).

B.Approval of 2015 Long-Term Incentive Plan. To hold a vote on the approval of the Company’s 2015 Long-Term Incentive Plan (Proposal 2).

C.                                    Ratification of Independent Registered Public Accounting Firm.  To hold a vote on the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 (Proposal 3).

D.                                      Other Business.  To consider and act upon such other business as may properly come before the Meeting or any postponements or adjournments thereof.

2.              Who is entitled to vote at the Meeting? How many votes am I entitled to?

Only holders of record of our voting common stock, par value $0.001 per share, as of March 13, 2015 (the “Record Date”) may vote at the Meeting.  As of the Record Date, there were 20,728,290 shares of our voting common stock outstanding, including 690,598 unvested shares of restricted stock, held by approximately 200 stockholders of record.

Holders of our voting common stock are entitled to cast one vote for each share of voting common stock held by them as of the Record Date on any matter submitted to the stockholders for a vote.  For the election of directors (Proposal 1), each share of voting common stock is entitled to cast one vote on each of the nine director nominees.

3.              How does the Board of Directors recommend I vote?

The Board of Directors recommends that you vote your shares “FOR” each of the director nominees (Proposal 1), “FOR” the approval of the Company’s 2015 Long-Term Incentive Plan (Proposal 2) and “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 (Proposal 3).

4.              What is the difference between a holder of record and a beneficial owner of shares held in street name?

Holder of Record.  If your shares of voting common stock are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered the holder (or stockholder) of record with respect to those shares.  As a holder of record, you should have received this Proxy Statement, our Annual Report and a proxy card from the Company.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization acting as a nominee, then you are the beneficial owner of shares held in “street name”.  The organization holding your account is considered the holder of record for purposes of voting at the Meeting.  As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.  Accordingly, you should have received this Proxy Statement, our Annual Report and a voting instruction form from that organization.

5.              How many shares must be represented at the Meeting to constitute a “quorum”?

A quorum is required for the Meeting to be held.  The holders of a majority of the shares of voting common stock outstanding as of the Record Date, either present in person or by proxy, will constitute a quorum.  Your shares will be counted for purposes of determining if there is a quorum, whether representing votes FOR, AGAINST or ABSTAINED, if you either (i) are present and vote in person at the Meeting or (ii) have submitted a proxy on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail. Broker non-votes (see #9, #10 and #11 below) will also be treated as present for purposes of determining a quorum for the Meeting.

6.              What is the vote necessary to approve each of the matters being considered at the Meeting?

Proposal 1 (election of directors).  Each director nominee must receive a majority of votes cast by the holders of voting common stock to be elected — i.e., the number of votes cast “FOR” the director nominee must exceed the number of votes cast “AGAINST” that nominee.  See “Majority Vote Standard for Election of Directors” under “Proposal 1: Election of Directors” in this Proxy Statement.

Proposal 2 (approval of the Company’s 2015 Long-Term Incentive Plan).  The proposal must receive a majority of votes cast by the holders of voting common stock — i.e., the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.

Proposal 3 (ratification of the appointment of Crowe Horwath LLP).  The proposal must receive a majority of votes cast by the holders of voting common stock — i.e., the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal.

7.              What do I have to do to vote?

Holders of Record.  If you are a holder of record, you may vote either in person at the Meeting, via the Internet (by following the instructions provided on the proxy card), by telephone (by calling the toll free number found on the proxy card), or by mail (by filling out the proxy card and sending it back in the envelope provided).

Street Name Holders.  If you hold your shares in “street name”, you should receive a voting instruction form from your brokerage firm, bank, broker-dealer or other nominee asking you how you want to vote your shares.  If you do not, you should contact your brokerage firm, bank, broker-dealer or other nominee and obtain a voting instruction form from them.  You may vote in person at the Meeting, but you must obtain a legal proxy from the organization that holds your shares.

8.              Can I change or revoke my vote after I voted?

Holders of Record.  If you are a holder of record, you may change or revoke your vote at any time before it is counted at the Meeting by:

•                                          notifying our Secretary in writing that you wish to revoke your proxy at the following address:

Guaranty Bancorp
Attention:  Christopher G. Treece, Secretary
1331 Seventeenth Street, Suite 200
Denver, Colorado  80202

•                                          attending the Meeting and voting in person; or

•                                          submitting a later dated proxy card.

Attending the Meeting by itself will not automatically revoke your prior proxy.  You must comply with one of the methods indicated above in order to revoke your proxy.

Street Name Holders.  If you hold your shares in “street name”, please refer to the information in the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how to change or revoke your vote and of the effect of not indicating a vote.

9.              What happens if I do not give specific voting instructions?

Holders of Record. If you are a holder of record and you either (i) indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board or (ii) sign and return a proxy card without giving specific instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting.

Street Name Holders.  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.  If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares.  This is generally referred to as a “broker non-vote”.

10.       Which Proposals are considered “routine” or “non-routine”?

A broker or other nominee may generally vote on routine matters, but cannot vote without instructions on non-routine matters (i.e., a broker non-vote).

 The Company believes that Proposal 3 (the ratification of the appointment of Crowe Horwath LLP) will be considered routine under the rules of the New York Stock Exchange (which apply to brokers), and therefore no broker non-votes are expected to exist in connection with Proposal 3.

The Company believes that Proposals 1 and 2 will be considered non-routine, and therefore there may be broker non-votes in connection with these Proposals.

11.       How are broker non-votes treated?

Broker non-votes are counted for purposes of determining whether a quorum is present, but are not considered as votes cast.  For the purpose of determining whether the stockholders have elected each of the nominees for director (Proposal 1) and whether the stockholders have approved the Company’s 2015 Long-Term Incentive Plan (Proposal 2), broker non-votes will have no effect on the vote.

12.       How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present, but are not considered as votes cast.  Shares not present at the Meeting and abstentions will have no effect on any proposal.

13.       How will voting on any other business be conducted?

We do not know of any other business to be considered at the Meeting.  For holders of record, if any other business is presented at the Meeting, any of the persons named on the proxy card as your designated proxies may vote on that matter in his or her discretion.  If you hold your shares in “street name,” please see the materials provided by your brokerage firm, bank, broker-dealer or other nominee for an explanation of how your shares will be voted on any other business.  Any such matter must receive a majority of votes cast — i.e., the number of votes cast “FOR” the matter must exceed the number of votes cast “AGAINST” the matter (or any higher vote required by our Bylaws or the Delaware General Corporation Law) — in order to be approved.

14.       Who pays the cost of soliciting proxies on behalf of the Company?

The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Meeting.  In addition to the solicitation of proxies by mail, some of the directors, officers and employees of the Company or its subsidiaries, including Guaranty Bank and Trust Company (the “Bank”) may solicit proxies telephonically, electronically or by other means of communication.  Such directors, officers and employees will receive no additional compensation for their services.  We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

15.       Can I attend the Meeting and vote in person? How can I obtain directions to attend the Meeting?

Any stockholder entitled to vote at the Meeting may attend the Meeting and vote in person.  If you hold shares in “street name” and would like to attend the Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of voting common stock as of the Record Date.  Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Meeting.  Each stockholder who attends may be asked to present valid picture identification such as a driver’s license or passport.  Please note that the use of cell phones, PDAs, recording and photographic equipment and computers is prohibited in the meeting room at the Meeting.

To obtain directions to attend the Meeting, please call 303-293-5500 or contact our Investor Relations at investor.relations@gbnk.com.

16.       How do I get more information about the Company?

With this Proxy Statement, we are also sending you our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which includes our consolidated financial statements.  If you did not receive our

Annual Report, we will send it to you without charge.  The Annual Report includes a list of exhibits filed with the Securities and Exchange Commission (the “SEC”), but does not include the actual exhibits.  If you wish to receive our Annual Report or copies of the exhibits or other information about the Company, please write to:

Guaranty Bancorp

Attention:  Investor Relations

1331 Seventeenth Street, Suite 200

Denver, Colorado  80202

You may also send your request by e-mail to investor.relations@gbnk.com.

We also maintain a website at www.gbnk.com where you may view, print and download our public filings made with the SEC, as well as other information about the Company.  In addition, the SEC maintains a website at www.sec.gov that contains our public filings.  The public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room, located at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 are also available at http://www.proxyvote.com.

“HOUSEHOLDING” OF PROXY MATERIALS

The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company is delivering a single copy of the Proxy Statement and the Annual Report to multiple stockholders who share the same address unless it has received contrary instructions from one or more of the stockholders. This procedure reduces the Company’s printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to receive separate proxy cards. If you reside at an address that received only one copy of our proxy materials as a result of householding, we will deliver additional copies upon request (by writing to our mailing address or e-mail address listed above, or by calling Investor Relations at 303-675-1194). If you object to householding and wish to receive separate copies of documents in the future, or if you received multiple copies of your proxy materials at a single address and would like to request delivery of a single copy in the future:

Holders of Record. If you are a holder of record, you may contact us by writing to our mailing address or e-mail address listed above, or by calling Investor Relations at 303-675-1194.

Street Name Holders.  If your shares are held in “street name,” you should contact the brokerage firm, bank, broker-dealer or other nominee that holds the shares.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

The following table sets forth information as of March 13, 2015 regarding the beneficial owners of more than 5% of the outstanding shares of voting common stock, which is the only class of voting securities outstanding.  To the Company’s knowledge, there are no beneficial owners of more than 5% of the outstanding shares of voting common stock as of March 13, 2015 other than those set forth below. For purposes of the following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a person or group of persons is deemed to have

“beneficial ownership” of any shares of voting common stock that such person has the right to acquire within 60 days.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Voting Common Stock		Percent of Class(1)

Patriot Financial Group Cira Centre 2929 Arch Street, 27th Floor Philadelphia, PA 19104-2868	3,570,165	(2)	17.2%

Relational Investors, LLC 12400 High Bluff Drive, Suite 600 San Diego, CA 92130	3,518,400	(3)	17.0%

Franklin Mutual Advisers, LLC 101 John F. Kennedy Parkway Short Hills, New Jersey 07078-2789	2,146,913	(4)	10.4%

John M. Eggemeyer 6051 El Tordo Rancho Santa Fe, CA 92067-1329	1,563,794	(5)	7.5%

William J. Ruh 6051 El Tordo Rancho Santa Fe, CA 92067-1329	1,514,350	(6)	7.3%

Castle Creek Capital Partners IV, LP 6051 El Tordo Rancho Santa Fe, CA 92067-1329	1,429,849	(7)	6.9%

_______________

(1)	Based on 20,728,290 shares of voting common stock issued and outstanding as of March 13, 2015, including 690,598 unvested shares of restricted stock.
(2)

Based on 3,044,273 shares held by Patriot Financial Partners, L.P. and 525,892 shares held by Patriot Financial Partners Parallel, L.P.  The following are members of the “Patriot Financial Group”: each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Patriot Funds”), Patriot Financial Partners, GP, L.P., the general partner of the Patriot Funds (“Patriot GP”), Patriot Financial Partners, GP, LLC, general partner of Patriot GP (“Patriot LLC”) and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, general partners of the Patriot Funds and Patriot GP and members of Patriot LLC.  Accordingly, securities owned by the Patriot Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.

(3)

Based on 1,759,200 shares held by each of Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P. (together, the “Relational Funds”).  Relational Investors, LLC is the sole general partner of each of the Relational Funds and, pursuant to limited partnership agreements, Relational Investors, LLC has sole investment discretion and voting authority over the shares of the Company owned by the Relational Funds. Accordingly, securities owned by the Relational Funds may be regarded as being beneficially owned by Relational Investors, LLC.  Each of Ralph V. Whitworth and David H. Batchelder, as principals of Relational Investors, LLC, may be deemed to share indirect beneficial ownership of the shares which Relational Investors, LLC may beneficially own. Each of Messrs. Whitworth and Batchelder disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4)

The following information is based on Amendment No. 9 to Schedule 13G filed on February 3, 2015 by Franklin Mutual Advisers, LLC.  The shares reported above are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to investment management contracts, are managed by Franklin Mutual Advisers, LLC (“FMA”).  Such investment management contracts grant to FMA all investment and voting power over the securities owned by such investment management clients.  FMA disclaims any pecuniary interest or beneficial ownership in any of the shares reported above.  Mutual Shares Fund, a series of Franklin Mutual Series Funds, has an interest in 1,146,366 shares, or 5.5% of the outstanding shares, of the voting common stock.

(5)

Includes 76,142 shares held by the Eggemeyer Family Trust, 1,429,849 shares held by Castle Creek Capital Partners IV, LP (“CC Fund IV”), 3,956 shares and 1,623 shares of restricted stock subject to time-based vesting conditions, each held by Castle Creek Advisors IV LLC and 48,000 shares held by Mr. Eggemeyer through his IRA.  Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the trust.  Castle Creek Capital IV LLC is the sole general partner of CC Fund IV. Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC.  Mr. Eggemeyer is a controlling person of, and shares voting and investment power over any securities owned or deemed to be owned by, Castle Creek Capital IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer is a managing principal of Castle Creek Advisors IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Advisors IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV and Castle Creek Advisors IV LLC, except to the extent of his pecuniary interests therein.

(6)

Includes 78,922 shares held by the Lisa A. Ruh Trust, of which Mr. Ruh’s spouse is the trustee, 1,429,849 shares held by CC Fund IV and 3,956 shares and 1,623 shares of restricted stock subject to time-based vesting conditions, each held by Castle Creek Advisors IV LLC.  Castle Creek Capital IV LLC is the sole general partner of CC Fund IV.  Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC. Mr. Ruh is a controlling person of, and shares voting and investment power over any securities owned or deemed to be owned by, Castle Creek Capital IV LLC.  Accordingly, securities owned or deemed to be owned by Castle Creek Capital IV LLC may be regarded as being beneficially owned by Mr. Ruh.  Mr. Ruh is a managing principal of Castle Creek Advisors IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Advisors IV LLC may be regarded as being beneficially owned by Mr. Ruh. Mr. Ruh disclaims beneficial ownership of the securities owned by the Lisa A. Ruh Trust, CC Fund IV and Castle Creek Advisors IV LLC, except to the extent of his pecuniary interests therein.

(7)

Castle Creek Capital IV LLC is the sole general partner of CC Fund IV.  Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC.  Castle Creek Capital IV LLC disclaims beneficial ownership of the securities owned by CC Fund IV, except to the extent of its pecuniary interest therein.  CC Fund IV also owns 1,019,000 shares of the Company’s non-voting common stock, par value $0.001 per share, which represents 100% of the outstanding shares of non-voting common stock.  The shares of non-voting common stock are only convertible into shares of voting common stock by a holder (other than CC Fund IV) who receives such shares by means of: (i) a widespread public distribution; (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company; or (iii) a transfer to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such transferor or its affiliates.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of each outstanding class of the Company’s equity securities (i.e., the voting common stock and the non-voting common stock) as of March 13, 2015 by each of the Company’s directors and Named Executive Officers (as hereinafter defined) and the Company’s directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each stockholder is the same as the address of the Company.

Name or Number of Persons in Group	Amount and Nature of Beneficial Ownership of Class of Voting Common Stock		Percent of Class (1)	Amount and Nature of Beneficial Ownership of Class of Non-Voting Common Stock		Percent of Class (2)

Directors
Edward B. Cordes Current Director and Director Nominee	35,065	(3)	*	—		—
John M. Eggemeyer Current Director and Director Nominee	1,563,794	(4)	7.5%	1,019,000	(5)	100.0%
Keith R. Finger Current Director and Director Nominee	80,819	(6)	*	—		—
Stephen D. Joyce Current Director and Director Nominee	55,804	(7)	*	—		—
Gail H. Klapper Current Director and Director Nominee	20,417	(8)	*	—		—
Stephen G. McConahey Current Director and Director Nominee	12,579	(9)	*	—		—
W. Kirk Wycoff Current Director and Director Nominee	3,570,165	(10)	17.2%	—		—
Albert C. Yates Current Director and Director Nominee	24,107	(11)	*	—		—
Named Executive Officers
Paul W. Taylor President and Chief Executive Officer, Current Director and Director Nominee	191,301	(12)	*	—		—
Michael B. Hobbs President, Guaranty Bank and Trust Company	99,603	(13)	*	—		—
Cathy P. Goss Executive Vice President and Chief Credit Officer	93,844	(14)	*	—		—
Christopher G. Treece Executive Vice President, Chief Financial Officer and Secretary	81,825	(15)	*	—		—
Michael J. Noesen Executive Vice President, Business Banking, Guaranty Bank and Trust Company	72,230	(16)	*	—		—
All Current Directors, Nominees and Executive Officers as a group (15 persons)	5,901,553		28.5%	1,019,000		100.0%

_______________

*            Represents less than 1.0% of the outstanding shares of the Company’s voting common stock.

(1)	Based on 20,728,290 shares of voting common stock of the Company issued and outstanding as of March 13, 2015, including 690,598 unvested shares of restricted stock.
(2)	Based on 1,019,000 shares of non-voting common stock of the Company issued and outstanding as of March 13, 2015.
(3)	Includes 2,705 shares of restricted stock subject to time-based vesting conditions and 25,000 shares held by Mr. Cordes through his IRA.
(4)

Includes 76,142 shares held by the Eggemeyer Family Trust, 1,429,849 shares held by Castle Creek Capital Partners IV, LP (“CC Fund IV”), 3,956 shares and 1,623 shares of restricted stock subject to time-based vesting conditions, each held by Castle Creek Advisors IV LLC and 48,000 shares held by Mr. Eggemeyer through his IRA.  Mr. Eggemeyer is the trustee of the Eggemeyer Family Trust and has sole voting and dispositive power over the securities held by the trust.  Castle Creek Capital IV LLC is the sole general partner of CC Fund IV. Accordingly, securities owned by CC Fund IV may be regarded as being beneficially owned by Castle Creek Capital IV LLC.  Mr. Eggemeyer is a controlling person of, and shares voting and investment power over any securities owned or deemed to be owned by, Castle Creek Capital IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Capital IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer is a managing principal of Castle Creek Advisors IV LLC. Accordingly, securities owned or deemed to be owned by Castle Creek Advisors IV LLC may be regarded as being beneficially owned by Mr. Eggemeyer. Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV and Castle Creek Advisors IV LLC, except to the extent of his pecuniary interests therein.

(5)

All shares are held by CC Fund IV.  Mr. Eggemeyer disclaims beneficial ownership of the securities owned by CC Fund IV, except to the extent of his pecuniary interest therein. The shares of non-voting common stock are only convertible into shares of voting common stock by a holder (other than CC Fund IV) who receives such shares by means of: (i) a widespread public distribution; (ii) a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Company; or (iii) a transfer to a transferee that would control more than 50% of the voting securities of the Company without any transfer from such transferor or its affiliates.

(6)	Includes 1,623 shares of restricted stock subject to time-based vesting conditions, and 75,240 shares held by KRF Investments, LLC, which is solely owned by Mr. Finger.
(7)

Includes 1,623 shares of restricted stock subject to time-based vesting conditions and 10,000 shares held by the Super Market Liquors Employee Pension and Trust, of which Mr. Joyce is a trustee and shares voting and investment power over any securities owned or deemed to be owned by the trust.

(8)	Includes 1,623 shares of restricted stock subject to time-based vesting conditions and 3,080 shares held by Ms. Klapper through her IRA.
(9)	Includes 1,623 shares of restricted stock subject to time-based vesting conditions.
(10)

Based on 3,044,273 shares held by Patriot Financial Partners, L.P. and 525,892 shares held by Patriot Financial Partners Parallel, L.P.  The following are members of the “Patriot Financial Group”: each of Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (together, the “Patriot Funds”), Patriot Financial Partners, GP, L.P., the general partner of the Patriot Funds (“Patriot GP”), Patriot Financial Partners, GP, LLC, general partner of Patriot GP (“Patriot LLC”) and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch, general partners of the Patriot Funds and Patriot GP and members of Patriot LLC.  Accordingly, securities owned by the Patriot Funds may be regarded as being beneficially owned by Patriot GP, Patriot LLC and each of W. Kirk Wycoff, Ira M. Lubert and James J. Lynch.

(11)	Includes 1,623 shares of restricted stock subject to time-based vesting conditions.
(12)

Includes 64,640 shares of restricted stock subject to performance-based vesting conditions, 67,586 shares of restricted stock subject to time-based vesting conditions and 7,000 shares held by Mr. Taylor through his IRA.  Of the shares beneficially owned by Mr. Taylor, 28,538 are pledged as collateral.

(13)

Includes 35,136 shares of restricted stock subject to performance-based vesting conditions, 38,583 shares of restricted stock subject to time-based vesting conditions and 3,356 shares held by Mr. Hobbs through his IRA.

(14)

Includes 28,363 shares of restricted stock subject to performance-based vesting conditions, 22,481 shares of restricted stock subject to time-based vesting conditions and 4,225 shares held by Ms. Goss through her IRA.

(15)	Includes 28,538 shares of restricted stock subject to performance-based vesting conditions and 28,330 shares of restricted stock subject to time-based vesting conditions.
(16)

Includes 14,761 shares of restricted stock subject to performance-based vesting conditions, 18,398 shares of restricted stock subject to time-based vesting conditions and 20,000 shares held by Mr. Noesen through his IRA.

PROPOSAL 1: ELECTION OF DIRECTORS

Size of Board.  The Bylaws of the Company provide that the authorized number of directors shall be fixed from time to time by resolution of a majority of the Board of Directors.  The number of directors is currently fixed at nine and nine directors currently serve on the Board.

Majority Vote Standard for Election of Directors.  The Company’s Bylaws require that each director be elected by a majority of the votes cast with respect to such director in uncontested elections — i.e., the number of votes cast “FOR” the director nominee must exceed the number of votes cast “AGAINST” that nominee.  In a contested election, the standard for election of directors would be a plurality of the votes cast.  This year’s election was determined to be an uncontested election, and the majority vote standard will apply.  If a nominee who is serving as a director were not to be elected at the Meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director”.  However, under our Corporate Governance Guidelines, each director annually submits an irrevocable resignation that is effective if the director fails to be elected through a majority vote and the Board accepts the resignation.  In that situation, the Compensation, Nominating and Governance Committee of the Board (the “CNG Committee”) would make a recommendation to the Board about whether to reject or accept the resignation, or whether to take other action.  The Board would accept the resignation unless it determined that acceptance would not be in the best interests of the Company and its stockholders.  The Board will take action within 90 days from the date the election results are certified, unless such action would cause the Company to fail to comply with any requirement of the NASDAQ Global Select Market (“Nasdaq”) or any rule or regulation promulgated under the Exchange Act, in which case the Company will take action as promptly as is practicable while continuing to meet such requirements.  The Board will promptly, publicly disclose its decision and the rationale behind it.  If a nominee who was not already serving as a director fails to receive a majority of votes cast at the Meeting, Delaware law provides that the nominee does not serve on the Board.

Nominees and Qualifications.  The nine persons named in the following table have been recommended by the CNG Committee, and approved by the Board of Directors, as nominees for election to serve as directors of the Company until the next annual meeting of stockholders and until their successors are elected and qualified.  Each nominee currently serves as a director of the Company.  The biography of each nominee below contains information regarding the nominee’s service as a director, principal occupation and business experience for the past five years, director positions held currently or at any time during the last five years with respect to publicly-held companies, and the specific experience, qualifications, attributes or skills that led the CNG Committee and the Board to the conclusion that the nominee should serve as a director.  In addition to the information presented below, we also believe that all of our nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

With respect to the election, absent any specific instruction in the proxies solicited by the Board, the persons named as proxies plan to vote all proxies “FOR” the election of each of the Board’s nominees listed below, or as many thereof as possible if any persons are nominated other than by the Board of Directors.  In the event that any of the Board’s nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as may be designated by the Board of Directors.  Alternatively, the Board may reduce the size of the Board. To the best of our knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors if elected.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the nominees listed below.

Name	Principal Occupation; Background	Age	Year Elected or Appointed Director

Edward B. Cordes

Mr. Cordes has served as Chairman of the Board since 2011. Mr. Cordes is an owner and President of Cordes & Company, a consulting firm specializing in insolvencies and economic valuations. Mr. Cordes is also the owner and President of Cordes & Company Financial Services, Inc., and several related companies which acquire and/or manage a variety of investments, including promissory notes, mineral properties, commercial real estate, land development and agricultural interests. He has been appointed as receiver or trustee in over 400 court actions. Mr. Cordes is also the Manager of Externa Funding, LLC which provides interim funding to Indenture Trustees and Court Appointed Receivers. Mr. Cordes also serves as a director of the Company's subsidiary, Guaranty Bank and Trust Company. During his 38 years as a certified public accountant, Mr. Cordes has served in senior management positions with Ernst & Young and Cooperative Service Company. He holds a B.B.A. degree from Colorado State University and an M.A. Accountancy degree from the University of Nebraska. Mr. Cordes is a member of the Association of Insolvency Accountants, Turnaround Management Association and National Association of Certified Valuation Analysts. He is also active in the Denver community by continued support of various charitable organizations. He is past National Chairman of the National Association of Certified Valuation Analysts and member of the Colorado State Fair Board. Mr. Cordes brings extensive experience in accounting and workout situations to our Board, as well as leadership and risk assessment skills. In addition, his integral involvement in some of the communities that we serve provides the Board an important perspective.

		63	2004

John M. Eggemeyer

Mr. Eggemeyer served as the Company’s Chairman of the Board from 2004 to 2010. From 2004 to 2006, Mr. Eggemeyer also served as Chief Executive Officer of the Company. He is co-founder and chief executive of Castle Creek Capital LLC, a private equity firm founded in 1990 specializing in the financial services industry. Mr. Eggemeyer serves as Chairman of the Board of PacWest Bancorp and a director of Heritage Commerce Corp. Previously, he served as Chairman and Chief Executive Officer of White River Capital, Inc., a consumer finance company, and its wholly owned subsidiary, Union Acceptance LLC, and as a director of TCF Financial Corporation and American Financial Realty Trust. Mr. Eggemeyer also currently serves as a trustee of Northwestern University where he serves on the Finance Committee and the Investment Committee. Mr. Eggemeyer brings extensive leadership and banking experience to our Board, including specific community banking expertise and management experience, as well as public company expertise and consensus-building skills. In addition, his knowledge of and experience in capital markets is an invaluable resource as the Company regularly assesses its capital and liquidity needs. Finally, he provides an important perspective to the Board as a key investor in the Company.

		69	2004

Keith R. Finger

In 2007, Mr. Finger was a founder and has since been a principal of Monarch Natural Gas Holdings, LLC, a natural gas gathering and processing company, which is a portfolio company of Metalmark Capital LLC. From 1992 to 2007, Mr. Finger served as founder, principal and chief financial officer to several natural gas gathering, processing and marketing companies, including Cantera Natural Gas, LLC, Canyon Natural Gas, LLC, Highlands Natural Gas, Inc. and Mountain Gas Resources, Inc., each of which was a portfolio company of Morgan Stanley Capital Partners and eventually sold. In the 1980s, Mr. Finger served as chief financial officer for two publicly traded oil and gas exploration companies, Ensource Inc. (NYSE listed) and Presidio Oil Company (AMEX listed). Prior to that, Mr. Finger was a manager with Deloitte Haskins & Sells. Mr. Finger is currently a member of The Economic Club of Colorado and The National Association of Corporate Directors. He is also an active supporter of various Denver community charitable organizations. He holds a Masters of Taxation from the University of Denver and MBA and BS (Business & Economics) degrees from the University of Kansas and is a Certified Public Accountant (inactive). Mr. Finger also served in the United States Army from 1969 to 1972, with two tours in South Vietnam. Mr. Finger brings extensive knowledge and experience in finance and accounting and the oil and gas industry, as well as public company experience and leadership and risk assessment skills to our Board. In addition, his integral involvement in some of the communities which we serve provides the Board an important perspective.

		67	2012

Stephen D. Joyce

For the past 38 years, Mr. Joyce has been the owner and President of Supermarket Liquors, Inc., located in Fort Collins, Colorado, where he is active in the community. Mr. Joyce is also a 50% owner of Boomer Music LLC, also located in Ft. Collins. From 1987 to September 2005, Mr. Joyce served as a director of First MainStreet Financial, Ltd., most recently as Chairman of the Board. Mr. Joyce brings to our Board an understanding of the history and customer base of one of our previously acquired banks, as well as management expertise and leadership skills. In addition, his integral involvement in some of the communities which we serve provides the Board an important perspective.

		66	2005

Gail H. Klapper

Since 1989, Ms. Klapper has served as the Member/Director of the Colorado Forum, a statewide, organization of chief executive officers and civic leaders who work on public policy issues related to Colorado. She is also the Managing Attorney of The Klapper Firm, and Manager of 6K Ranch and Tack. In 1976, she was appointed by President Ford as a White House Fellow and Special Assistant to the Secretary of the Interior. After her term in Washington, Ms. Klapper served as a member of Colorado Governor Richard D. Lamm’s Cabinet. Ms. Klapper currently serves on the Board of Great-West Funds, Inc., a subsidiary of Great-West Life & Annuity Insurance Company, as a Director of Gold, Inc., and as a Director and member of the Executive Committee of the National Western Stock Show Association. Ms. Klapper received her B.A. in Political Science from Wellesley College, and a Juris Doctor degree at the University of Colorado Law School. Ms. Klapper brings leadership and consensus-building skills to our Board, as well as her extensive expertise and knowledge of the Colorado economic, political and business environment. In addition, her integral involvement in some of the communities which we serve provides the Board an important perspective.

	71	2007

Stephen G. McConahey

Mr. McConahey is currently chairman of SGM Capital, LLC and co-founder and a partner of Iron Gate Capital, a private equity investment firm. Previously, Mr. McConahey was president and chief operating officer of EVEREN Capital Corporation and its principal subsidiary, EVEREN Securities, Inc. Mr. McConahey began his career in the securities brokerage industry in 1977 when he joined Boettcher and Company in Denver, Colorado. At Boettcher, he was named chairman and chief executive officer in 1984. He joined Kemper Financial Services in 1985 shortly after Boettcher was acquired by Kemper Corporation. Earlier in his career, Mr. McConahey received a White House Fellowship and served as a program manager in the U.S. Department of Transportation. He also served as a member of President Ford’s senior White House staff as Special Assistant for Intergovernmental Affairs. Mr. McConahey received a bachelor’s degree from the University of Wisconsin and an M.B.A. from Harvard Business School. Mr. McConahey is active in numerous national and community boards and advisory groups, and currently serves on the board of the Gerald R. Ford Presidential Foundation, the Denver School of Science and Technology and the Boys and Girls Clubs of Metro Denver. He also currently serves on corporate boards of CalDak International, Great-West Funds, Inc., a subsidiary of Great-West Life & Annuity Insurance Company, and IMA Financial Group, Inc. Mr. McConahey brings extensive financial services experience and perspective to our Board, as well as leadership skills. In addition, his integral involvement in some of the communities which we serve provides the Board an important perspective.

	71	2012

Paul W. Taylor

Mr. Taylor is the President and Chief Executive Officer of the Company. Mr. Taylor was appointed President and Chief Executive Officer and as a director of the Company in 2011. He is also the Chief Executive Officer and Chairman of the Board of the Bank. Prior to becoming the Company’s President and Chief Executive Officer, Mr. Taylor was Executive Vice President, Chief Financial and Operating Officer and Secretary of the Company (serving in one or more of those capacities since 2004). From 2000 to 2004, he served as Chief Financial Officer of the Company’s predecessor. During his 30-year banking and investment banking career, he worked for Alex Sheshunoff Investment Banking as a Director of Mergers and Acquisitions. He was also an investment banker with Century Capital Group, where he advised small businesses on mergers and acquisitions and financing. Mr. Taylor worked for KeyCorp for 12 years in both New York and the Rocky Mountain Region in numerous management positions and left the company as Executive Vice President and Chief Financial Officer of the Rocky Mountain Region. Mr. Taylor brings extensive experience in banking and executive management to our Board. Mr. Taylor’s experience as a leader in our market provides insight to our Board on the factors that impact both the Company and our communities. Moreover, Mr. Taylor’s day to day leadership and intimate knowledge of our business and operations provide the Board with company-specific experience and expertise.

	54	2011

W. Kirk Wycoff

Since 2007, Mr. Wycoff has been a managing partner of Patriot Financial Partners, a private equity fund focused on investing in community banks and thrifts throughout the United States. He has more than 30 years of entrepreneurial banking experience. Mr. Wycoff also serves as a director of the Bank. He also serves as Chairman of Continental Bank Holdings, Inc., a director of Square 1 Financial, Inc., a director of Heritage Commerce Corp and a director of Porter Bancorp, Inc. From 2005 to 2007, Mr. Wycoff served as President and Chief Executive Officer of Continental. From 1991 to 2004, Mr. Wycoff was Chairman and Chief Executive Officer of Progress Financial Corp., which was acquired by FleetBoston Financial Corp. in 2004. Mr. Wycoff earned his B.A. degree in Business Administration from Franklin & Marshall College. Mr. Wycoff serves on the boards of directors of non-profit corporations, including the Continental Foundation, which raises money for less privileged children, and the Lincoln Center, which helps to provide alternative education programs for troubled youth and also helps families with life transitions. Mr. Wycoff brings extensive leadership and community banking experience to our Board, including executive management experience, as well as public company expertise and risk assessment skills. In addition, he provides perspective to the Board as a key investor in the Company.

	56	2009

Albert C. Yates

Dr. Yates retired in June 2003 after 13 years as President of Colorado State University. He was also Chancellor of the Colorado State University System until October 2003, and is a former member of the board of the Federal Reserve Bank of Kansas City-Denver Branch and the board of directors of First Interstate Bank.  Since August 2003 he has served as a management and policy consultant to Bohemian Companies in Fort Collins, Colorado, until November, 2014, served as a director of Level 3 Communications and is currently a director of the Colorado Black Chamber of Commerce Foundation. Dr. Yates also served as a director of Adolph Coors Company from 1998 to 2005, a director of StarTek, Inc. from 2004 to 2011, a member of the board of trustees of the Berger Funds from 2001 to 2005, a director and Chairman of the Board of Centennial Bank of the West, a former subsidiary of the Company, from 2002 through 2004, and a director of Dominion Industrial Capital Bank from 1999 to 2000. Dr. Yates graduated magna cum laude from Memphis State University, with degrees in chemistry and mathematics. He earned his doctorate in theoretical chemical physics from Indiana University at Bloomington. Dr. Yates’ extensive background in education and administration provides our Board with leadership and consensus-building skills on a variety of matters, including corporate governance. In addition, he brings to the Board extensive experience and related expertise acquired by serving on a variety of public company boards, including the compensation and audit committees of some of those companies.

	73	2005

PROPOSAL 2: APPROVAL OF THE GUARANTY BANCORP 2015 LONG-TERM INCENTIVE PLAN

On March 4, 2015, the Board of Directors approved the Guaranty Bancorp 2015 Long-Term Incentive Plan (the “2015 Plan”), subject to stockholder approval at the Meeting.  The following summary of the material features of the 2015 Plan is qualified in its entirety by reference to the full text of the 2015 Plan, which is attached to this Proxy Statement as Exhibit A.

Purpose of the 2015 Plan

The purpose of the 2015 Plan is to offer certain employees, non-employee directors, consultants and prospective employees the opportunity to acquire a proprietary interest in the Company.  Through the 2015 Plan, the Company and its affiliates seek to attract, motivate, and retain highly competent persons.  The success of the Company and its affiliates is dependent upon the efforts of these persons.  The 2015 Plan provides for the grant of options, restricted stock awards, restricted stock unit awards, performance stock awards, stock appreciation rights (“SARs”), other equity-based awards and performance bonuses.

The Company believes that it has been able to attract highly qualified personnel in part through the use of equity incentives, and that it is desirable to continue to have the flexibility to attract and retain additional personnel and to reward exceptional performance by employees through additional equity incentives. The Company’s Amended and Restated 2005 Stock Incentive Plan (the “Stock Incentive Plan”), which is the plan that the CNG Committee currently utilizes to grant equity awards, is scheduled to expire by its terms on April 4, 2015. Accordingly, the Board of Directors, after taking into consideration certain recommendations that McLagan, the compensation consultant engaged by the CNG Committee, provided after its review of the 2015 Plan, approved the 2015 Plan as a replacement for the Stock Incentive Plan and as a continuing source of equity and cash incentives. The Board of Directors believes that a share reserve of 935,000 shares will enable the Company to continue to provide the necessary incentives to its employees and directors.

Changes from the Stock Incentive Plan

While the 2015 Plan is similar to the Stock Incentive Plan in a number of respects, it differs from the plan that it is intended to replace in others.  The following is a summary of some of these differences, but is intended only as a summary and you are encouraged to read the 2015 Plan attached as Exhibit A in its entirety:

•

The 2015 Plan provides for the issuance of awards representing up to 935,000 shares of voting common stock.  The 435,441 shares of voting common stock that remain available for issuance under the Stock Incentive Plan will not be available for issuance under the 2015 Plan.  The Company does not anticipate making additional grants under the Stock Incentive Plan prior to its expiration in April 2015.

•

The 2015 Plan provides that, upon a change in control, a participant’s unvested awards under the 2015 Plan will automatically vest only if the Company terminates the participant’s employment without “cause” or the participant terminates his or her employment for “good reason” (each as defined in the 2015 Plan) within 24 months following the change in control.  In addition, a participant’s awards granted pursuant to the 2015 Plan will automatically vest upon his or her death or disability.

•

Except with respect to death or disability or a change in control and subsequent qualifying termination as described above, the 2015 Plan prohibits any award granted under it from vesting in less than one year (provided that the plan administrator may issue awards representing up to 5% of the shares of voting common stock subject to the 2015 Plan that are not subject to this restriction).

•

The 2015 Plan removes the plan administrator’s ability to, in its discretion, permit a participant to defer awards pursuant to the terms and conditions of an applicable deferred compensation plan of the Company.

•	The 2015 Plan prohibits the cancellation of options or SARs in exchange for cash or other awards without approval from the Company’s stockholders.

•

The 2015 Plan adds the ability to award “Performance Bonuses”, which are awards of cash or stock that are similar to awards permitted by the Company’s Executive Cash Incentive Plan and are generally intended to be compliant with Internal Revenue Code of 1986, as amended (the “Code”) Section 162(m).

•	The 2015 Plan makes changes to expressly prohibit liberal share recycling.

•

The definition of “Qualifying Performance Criteria” which, among other things, determines the performance criteria available for purposes of the deductibility of certain compensation under Code Section 162(m), has been revised and expanded to include additional relevant measures of the Company’s performance.

•	Certain administrative changes.

In addition, in connection with the Board’s approval of the 2015 Plan and in order to further align the interests of our Named Executive Officers with those of our stockholders, the CNG Committee has adopted a policy with respect to the retention of vested equity awards by our Named Executive Officers.  In particular, the policy requires each of our Named Executive Officers hold 50% of all shares acquired from stock option exercises and restricted stock vesting, net of shares withheld for taxes or payment of exercise price, until the earlier of one year after the stock option exercise or the restricted stock vests, or the Named Executive Officer’s termination of service.

In addition, in connection with the Board’s approval of the 2015 Plan the CNG Committee adopted minimum stock ownership guidelines for our Named Executive Officers similar to the guidelines in place for members of our Board of Directors.  These guidelines require that each of our Named Executive Officers hold an amount of shares with a value equal to at least the Named Executive Officer’s base salary as of the date of measurement.  For more on the holding period policy and the stock ownership guidelines, see “Compensation Philosophy and Objectives” below.

Administration

The CNG Committee will administer the 2015 Plan. Subject to the provisions of the 2015 Plan, the CNG Committee has the authority to: (i) exercise all of the powers granted to it under the under the 2015 Plan; (ii) determine the fair market value of the Company’s voting common stock pursuant to the terms of the 2015 Plan; (iii) select the service providers to whom awards may be granted under the 2015 Plan; (iv) determine whether and to what extent awards are granted under the 2015 Plan; (v) determine the number of shares of the Company’s voting common stock that pertain to each award; (vi) approve the terms of option agreements, stock award agreements and SAR agreements; (vii) determine the terms and conditions, not inconsistent with the terms of the 2015 Plan, of any award, including, the exercise price and the status of an option (non-statutory stock option or incentive stock option), the time or times when awards may be exercised and any restriction or limitation regarding any award or the shares of voting common stock relating thereto, based in each case on such factors as the CNG Committee may determine; (viii) determine the method of payment of the exercise price; (ix) delegate to others responsibilities to assist in administering the 2015 Plan; (x) construe and interpret the terms of the 2015 Plan, option agreements, stock award agreements, SAR agreements and any other documents related to awards granted under the 2015 Plan; (xi) interpret and administer the terms of the 2015 Plan to comply with tax law or any other applicable law and to cause any award that is intended to be exempt from Code Section 409A to continue to be so exempt; and (xii) adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the 2015 Plan as it shall from time to time deem advisable.

Eligibility

The CNG Committee, in its sole discretion, will determine who receives awards under the 2015 Plan. Except for incentive stock options, awards under the 2015 Plan may be granted to employees of the Company and its affiliates, non-employee directors of the Company and consultants who provide bona fide services for the Company or an affiliate as a consultant or advisor and who are not employees or non-employee directors.  Incentive stock options may be granted only to employees of the Company or its affiliates.  As of December 31, 2014, the Company and its affiliates had 389 employees and the Company had nine directors, each of whom would be eligible to receive awards under the 2015 Plan by being an employee or director of the Company or one of its affiliates, as applicable.

Types of Awards

The 2015 Plan provides for the granting of options, restricted stock awards, restricted stock unit awards, performance stock awards, stock appreciation rights, other equity-based awards and performance bonuses. A summary of each type of award is set forth below.

Options. A stock option confers upon the recipient (an “Optionee”) the right to purchase a certain number of shares of voting common stock at an established exercise price. The CNG Committee may authorize the grant of options that are either incentive stock options (“ISOs”) within the meaning of Code Section 422, or options that do not constitute incentive stock options (“non-statutory stock options”).

The exercise price of each ISO and non-statutory stock option granted under the 2015 Plan will be determined by the CNG Committee, except that the exercise price may not be less than the fair market value of a share of voting common stock on the date the option is granted, subject to adjustment pursuant to the 2015 Plan.  Nevertheless, an option may be granted with a lower exercise price if the option is granted pursuant to an assumption or substitution for another option in accordance with Treasury Regulation § 1.409A-1(b)(5)(v)(D).  Each option is exercisable for a period not to exceed ten years. For each option, the CNG Committee will establish: (i) the term of the option; (ii) the time or period of time in which the option will vest; (iii) the form of payment upon exercise of the option; and (iv) subject to certain limitations, the treatment of the option upon the Optionee’s termination of employment.

To the extent that the aggregate fair market value (determined in the manner prescribed by the 2015 Plan on the date of grant) of the voting common stock with respect to which ISOs become exercisable for the first time by any holder during any calendar year under all plans of the Company and its affiliates exceeds $100,000, the ISOs shall be treated as non-statutory stock options. Any ISO granted to a holder of 10% or more of the voting common stock must: (i) have an exercise price of at least 110% of the fair market value of the voting common stock subject to the option on the date of grant; and (ii) must not be exercisable after five years from the date of the grant.

Restricted Stock Awards. A restricted stock award is an award of stock (“restricted stock”) or hypothetical shares of stock (“restricted stock units”) having a value equal to the fair market value of an identical number of shares of voting common stock. Subject to the terms of the 2015 Plan, the CNG Committee has the discretion to determine the number, conditions (including performance-based vesting criteria) and vesting or issuance of the restricted stock awards.

A grant of shares of restricted stock is subject to the terms and restrictions of its stock award agreement, and possibly to an escrow agreement if the CNG Committee determines that such restricted stock should be held by the Company or in escrow pending the release of the applicable restrictions. Subject to certain restrictions, awardees of restricted stock will generally have the rights, including voting rights, as holders of the voting common stock. The CNG Committee has discretion to pay cash and stock dividends with respect to the restricted stock currently or to withhold, waive or defer the payment for the awardee’s account, on terms subject to the terms of the stock award agreement.

Restricted stock awarded to an awardee will be subject to the following restrictions until their expiration, satisfaction of applicable performance goals during such period, and the stock award agreement’s other terms and conditions: (i) the shares will be subject to the restrictions on transferability set forth in the 2015 Plan; (ii) the shares will be subject to forfeiture to the extent provided in the stock award agreement; and (iii) to the extent such shares are forfeited, the stock certificates must be returned to the Company, and all rights of the awardee to the restricted stock will terminate without further obligation on the part of the Company.

An award of a restricted stock unit is subject to the terms and restrictions of its stock award agreement. No shares of stock are issued at the time of the grant, and the Company is not required to set aside a fund for the payment of the award.  Restricted stock units will be subject to: (i) the stock award agreement’s terms and conditions; and (ii) forfeiture until the expiration of the restrictions applicable to the award and satisfaction of any applicable performance goals during such period, to the extent provided in the stock award agreement. Rights of the awardee will terminate to the extent restricted stock units are forfeited, without further obligation on the part of the Company.  Upon the expiration of the restrictions with respect to any outstanding restricted stock units, the Company will deliver to the awardee one share of stock for each such outstanding restricted stock unit.

At the time of the grant of a restricted stock award, the CNG Committee may prescribe additional terms, conditions or restrictions including, but not limited to, rules related to the termination of employment of the awardee prior to the lapse of the restrictions on the restricted stock or restricted stock unit.

Performance Stock Awards. The CNG Committee may designate, at the time of grant, any restricted stock or restricted stock unit granted under the 2015 Plan as a performance stock award.

A performance stock award may be granted to an awardee contingent upon future performance of the awardee, the Company or any business unit or subsidiary thereof. The CNG Committee will establish, with respect to each performance stock award, a performance cycle over which the applicable performance conditions will be measured. Unless in its discretion it elects to do otherwise, the CNG Committee will, within 90 days of the beginning of a performance cycle (or such earlier or later time as may be permitted for qualified performance-based compensation under Code Section 162(m)), establish one or more written performance goals and an award opportunity for each performance stock award granted for such performance cycle. The performance goals will be based on one or more of the following criteria: net income, earnings per common share, return on equity, return on average equity, return on average tangible common equity (defined as a ratio, the numerator of which is income before amortization of intangibles, and the denominator of which is average tangible common equity), return on assets, return on average assets, “efficiency ratio” determined as the ratio of total noninterest operating expenses (less amortization of intangibles) divided by total tax-equivalent revenues, “burden ratio” determined as the ratio of total noninterest operating expenses (less amortization of intangibles) less noninterest income over total tax-equivalent revenues, noninterest income to total revenue ratio, noninterest income to average assets ratio, net interest margin, net interest margin – tax equivalent, ratio of noninterest expense (less amortization of intangibles) to average assets, credit quality measures (including non-performing asset ratio, net charge-off ratio, ratio of allowance to non-performing loans, and classified assets as a percentage of tier 1 capital plus allowance of loan losses), noninterest bearing deposits as a percentage of total deposits, brokered deposits as a percentage of total deposits, loan growth, deposit growth, core deposit growth (defined as deposit growth excluding time deposits), noninterest income growth, budgeted noninterest income, yield on earning assets, tax-equivalent yield on earning assets, loan yield, tax-equivalent loan yield, cost of funds, total stockholder return, stock price, market share, net interest income, pre-provision, pre-tax income, regulatory criteria or measures, including compliance with a regulatory enforcement action or regulation (including a regulation that would exclude certain income from being included in any of the above criteria), or other strategic milestones based on objective criteria established by the CNG Committee, provided that, with respect to covered employees, such strategic milestones must be approved by the stockholders of the Company prior to the payment of any performance stock award or performance bonus.

These criteria may be expressed in terms of: (i) attaining a specified absolute level of the criteria; or (ii) a percentage increase or decrease in the criteria compared to a pre-established target or previous years’ results or relative absolute, percentile or quartile performance against a designated market index or comparison group, all as determined by the CNG Committee.  The CNG Committee may include or exclude extraordinary events or any other objective events or occurrences either establishing the performance goal based on the criteria or in determining whether the performance goal has been achieved.  Nevertheless, the CNG Committee does not have the discretion to increase the amount of a performance stock award or performance bonus that would otherwise be due to a participant based on the participant’s pre-established performance goals for the applicable performance cycle. In the event that tax or securities laws change to allow the CNG Committee discretion to alter governing performance criteria without obtaining stockholder approval of the change, the CNG Committee will have sole discretion to make such changes without stockholder approval.

The CNG Committee will determine which employees will be granted a performance stock award under the 2015 Plan for any performance cycle. Designation of an awardee as eligible to receive a performance stock award does not entitle the awardee to receive payment in respect of the award. The terms of the 2015 Plan determine entitlement to payment of performance stock awards. With respect to a particular performance cycle, the CNG Committee has full discretion to select the length of the cycle, the types of awards to be issued, the applicable criteria, the performance goals for each awardee and the formula to be applied against the performance goals to determine the extent to which a performance stock award has been earned for the performance cycle. The CNG Committee may specify a minimum acceptable level of achievement with respect to each performance goal, as well as one or more additional levels of achievement, and a formula to determine the percentage of the award deemed to have been earned by the awardee upon attainment of each such level of achievement, which may exceed 100%. At the end of the performance cycle, the CNG Committee determines and certifies in writing that the performance goals for the performance cycle and all other material terms of the 2015 Plan were satisfied. The CNG Committee may reduce or eliminate the amount of a performance stock award earned through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate.

Stock Appreciation Rights. A stock appreciation right (“SAR”) gives the awardee a right to receive, upon exercise, the excess of: (i) the fair market value of one share of voting common stock on the date of exercise; over (ii) the exercise price of the SAR as determined by the CNG Committee as of the date of grant of the SAR, which must not be less than the fair market value of one share of voting common stock on the date of grant. Subject to the terms of the 2015 Plan, the CNG Committee will determine the time or times at which a SAR may be exercised (provided that no SAR may have a term in excess of ten years from the date of grant) and any other terms and conditions of a SAR. The settlement of SARs is payable in shares of voting common stock. Each SAR agreement will specify the expiration of the term of the SAR and such other terms and conditions as the CNG Committee may determine.

Other Equity-Based Awards. The 2015 Plan provides the CNG Committee with the ability to grant equity-based awards not expressly provided for in the 2015 Plan.  These awards are subject to such terms and conditions as the CNG Committee may determine, subject to the terms of the 2015 Plan, and may entail transfers of voting common stock or payment in cash or otherwise of amount based on the value of shares of voting common stock.  Each such award shall be evidenced by an agreement with all provisions necessary to ensure that: (i) the award is exempt from Code Section 409A; or (ii) if the award is not exempt from Code Section 409A, that the award complies with all requirements of Code Section 409A and the regulations promulgated thereunder.

Performance Bonuses. The 2015 Plan also provides the CNG Committee with the ability to grant performance bonuses to participants, subject to the terms of the 2015 Plan and such other terms and conditions as the CNG Committee may determine.  These bonuses shall be subject to the satisfaction of performance-based goals over a performance cycle of up to ten years, each established by the CNG Committee.  Performance goals shall be based upon qualifying performance criteria specified in the 2015 Plan. Performance bonuses may be paid in cash or in shares of voting common stock.

Maximum Annual Grants. Under the 2015 Plan, no person may: (i) be granted in any calendar year options to purchase more than 250,000 shares of voting common stock; (ii) be granted in any calendar year SARs that pertain to more than 250,000 shares of voting common stock; (iii) be granted in any calendar year a performance bonus of more than $3 million; or (iv) receive in any calendar year a performance stock award of more than $3 million, based on the fair market value of a share of voting common stock on the date of grant.

Amendment and Termination

The Board of Directors may amend or terminate the 2015 Plan at any time, provided that it may not make any amendment which would impair the rights of any participant under any grant without the participant’s consent. The 2015 Plan provides that, to the extent necessary and desirable to comply with Code Section 422 (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which voting common stock is then listed), the Company will obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.  Subject to the terms of the 2015 Plan, the CNG Committee may amend, alter, suspend, discontinue or terminate any award granted under the 2015 Plan and any award agreement; provided that, without the consent of the affected participant, no such action by the CNG Committee may impair the rights of any participant with respect to the award.

Recapitalization or Change in Control

The 2015 Plan provides that in the event of certain corporate events or changes in the Company’s voting common stock, the number of shares of voting common stock that pertain to each outstanding award, and the exercise price of each option and SAR, the maximum number of shares subject to all awards under the 2015 Plan and the maximum number of shares with respect to which any one person may be granted awards during any period will be adjusted to reflect the event.

In the event of a change in control (as defined in the 2015 Plan) and a participant’s subsequent termination of service by the Company without “cause” or by the participant for “good reason” (as defined in the plan) within 24 months after the occurrence of the change in control, all of the participant’s outstanding awards will immediately become vested and exercisable, as applicable. Further, as of the change in control date: (A) any outstanding performance stock awards and performance bonuses awarded to the participant will be deemed earned at the greater of the target level or actual performance level through the change in control date (or if no target level is specified, the maximum level) with respect to all open performance cycles and shall be subject to time-based vesting following the change in control in accordance with the original performance cycle; and (B) if the participant’s service subsequently terminates within 24 months after the date of the change in control due to the participant’s termination by the Company or its successor without cause, the participant’s resignation for good reason or the participant’s death or disability, then the participant will become 100% vested in that portion of the participant’s restricted stock award and performance bonus that is still subject to a risk of forfeiture and that are outstanding, or that has not yet been paid, as applicable, on the date of termination.

Tax Consequences

Options. The federal income tax consequences both to the Optionee and the Company of options granted under the 2015 Plan differ depending on whether an option is an ISO or a non-statutory stock option.

Non-statutory Stock Options. No federal income tax is imposed on the Optionee upon the grant of a non-statutory stock option. Generally, upon the exercise of a non-statutory stock option, the Optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option, any difference between the amount realized on the disposition and the basis of the shares (exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon an Optionee’s exercise of a non-statutory stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the Optionee.

Incentive Stock Options. No federal income tax is imposed on the Optionee upon the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be included in the calculation of the Optionee’s alternative minimum tax liability, if any. If the Optionee does not dispose of shares acquired pursuant to the exercise of an ISO within two years from the date the option was granted or within one year after the shares were transferred to him or her, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If an Optionee disposes of shares acquired pursuant to his or her exercise of an ISO prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the Optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the Optionee.

Restricted Stock. No federal income tax is imposed on an awardee at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restriction or the forfeiture risk lapses, such as on the vesting date, the awardee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of restricted stock over the amount, if any, paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to a grant, an awardee receiving restricted stock can elect to include the excess of the fair market value of the restricted stock over the amount (if any) paid for such stock, in income at the time of grant by making an appropriate election under Code Section 83(b) within 30 days after the restricted stock is issued to the awardee. Subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the awardee disposes of the stock. However, if an awardee files such an election and the restricted stock is subsequently forfeited, the awardee is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the awardee recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.

Restricted Stock Units. No federal income tax is imposed upon the grant of a restricted stock unit. Instead, upon the delivery of shares pursuant to a restricted stock unit award, the awardee will have taxable compensation equal to the fair market value of the number of shares the awardee actually receives with respect to the award. At the time the awardee recognizes ordinary income with respect to a restricted stock award, the Company will be entitled to a corresponding deduction.

Performance Stock Awards.  Generally, an awardee of a performance stock award will not recognize income when the award is granted, unless the performance stock award vests immediately and has no substantial restrictions or limitations. If the performance stock award vests only upon the satisfaction of certain performance criteria, an awardee will recognize ordinary income only when the awards vest and any restrictions regarding forfeiture are removed. The Company will generally be allowed to deduct from its taxable income the amount of ordinary income an awardee must recognize.

Stock Appreciation Rights. No federal income tax is imposed on the awardee upon the grant of a SAR. When the awardee exercises the SAR or otherwise receives the payout, the awardee recognizes ordinary income for federal income tax purposes in an amount equal to the cash or the fair market value of voting common stock payable upon exercise. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the awardee.

Other Equity-Based Awards and Performance Bonuses.  The tax consequences to both an awardee and to the Company will depend upon the nature of the award granted.

Code Section 162(m)

Code Section 162(m) generally disallows a public company’s tax deduction for compensation to certain employees in excess of $1 million in any calendar year. Compensation that qualifies as “performance-based compensation” (as defined for purposes of Code Section 162(m)) is excluded from the $1 million limitation, and therefore remains fully deductible by the company that pays it. The 2015 Plan is designed to provide for, but not require, awards that meet the requirements of Code Section 162(m).  Awards granted under the 2015 Plan will be treated as qualified performance-based compensation under Code Section 162(m) only if the awards and the procedures associated with them comply with all other requirements of Code Section 162(m), and the CNG Committee retains the discretion to grant awards that do not qualify as “performance-based compensation” under Code Section 162(m). Even if awards granted under the 2015 Plan are intended to qualify as “performance-based” compensation under Code Section 162(m), the Company cannot be certain that compensation attributable to these awards will be treated as such and thus be deductible to it.

Specific Benefits under the 2015 Plan

Because awards under the 2015 Plan will be granted at the discretion of the CNG Committee, it is not possible for the Company to determine and disclose the amount of future awards that may be granted to directors and executive officers if stockholders approve the 2015 Plan. The Company has not approved any awards under the 2015 Plan that are conditioned upon stockholder approval of the 2015 Plan and is not currently considering any specific award grants under the 2015 Plan, with the exception of the Company’s annual grant of shares of restricted stock to members of the Board of Directors as part of the directors’ compensation, as described under “Director

Compensation”.  Any such grant is conditioned both on stockholder approval of the 2015 Plan and the filing of an effective registration statement with respect to shares of voting common stock to be issued under the 2015 Plan.

Other Provisions of the 2015 Plan

The 2015 Plan also contains additional provisions including, but not limited to, compliance with Code Section 409A and indemnification of members of the CNG Committee or the Board of Directors for acts or omissions to act related to the 2015 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company currently has restricted stock awards outstanding under the Stock Incentive Plan.  Shares of voting common stock available for issuance under the Stock Incentive Plan will not be available for issuance under the 2015 Plan, and the Company does not anticipate making additional grants under the Stock Incentive Plan prior to its expiration in April 2015.  The following table provides information as of March 13, 2015 regarding the Company’s equity compensation plans under which the Company’s equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	—(2)	—	435,441

Equity compensation plans not approved by security holders	—	—	—

Total	—	—	435,441

690,598 voting shares of unvested stock grants outstanding as of March 13, 2015.
(1)	The information in this table is as of March 13, 2015 and does not include information regarding the Guaranty Bancorp 2015 Long-Term Incentive Plan to be voted on at the Meeting.
(2)	Does not include the 690,598 voting shares of unvested stock grants outstanding as of March 13, 2015.

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of the voting common stock present, in person or by proxy, and entitled to vote on this proposal at the Meeting is required to approve the 2015 Plan.

The Board of Directors recommends that stockholders vote “FOR” the proposal to approve the Guaranty Bancorp 2015 Long-Term Incentive Plan.

PROPOSAL 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.  Representatives from Crowe Horwath LLP are expected to be present at the Meeting.  The representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.  For information regarding the fees charged and services provided to the Company by Crowe Horwath LLP in 2014 and 2013, see “Independent Registered Public Accounting Firm Fees and Services” below.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

The Company is committed to maintaining good corporate governance practices.  The Board regularly reviews its governance standards and procedures to ensure compliance with changing laws, rules and regulations that govern the Company’s business.  The Company’s website at www.gbnk.com includes important information regarding Company policies and Board committee charters, including the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the Company’s SEC filings and press releases.

During 2014, the Board of Directors of the Company met nine times.  The independent directors also met four times in executive session during 2014.  Mr. Cordes, the Chairman of the Board, presided as chairman at meetings of the independent directors.  During 2014, no incumbent director attended less than 75% of the aggregate of the: (i) total number of meetings of the Board; and (ii) total number of meetings held by the committees on which he or she served.  The Board’s policy regarding director attendance at the Annual Meeting of Stockholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend.  All directors attended the 2014 Annual Meeting of Stockholders.

The current members of the Board of Directors’ committees are as follows:

Director	Audit Committee	Compensation, Nominating and Governance Committee	Corporate Risk Committee
Edward B. Cordes			C
John M. Eggemeyer
Keith R. Finger	C
Stephen D. Joyce
Gail H. Klapper
Stephen G. McConahey
Paul W. Taylor
W. Kirk Wycoff
Albert C. Yates		C

 = Member   C = Chair

Board Leadership Structure

Under our Corporate Governance Guidelines, the Board is free to select its Chairman and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. These positions may be filled by one individual or by two different individuals.  Since 2011, the Company has had a separate, independent Chairman of the Board, Mr. Cordes.

 Our Corporate Governance Guidelines further provide that, if the Chairman of the Board is not an independent director, the independent directors shall designate a Lead Director to preside over executive sessions of the independent directors of the Board, act as the principal liaison between the independent directors and the Chairman of the Board and perform such other duties as the Board may determine from time to time.  Since our current Chairman of the Board, Mr. Cordes, is an independent director, he serves as Lead Director as provided in the Corporate Governance Guidelines.

The Board believes its administration of its risk oversight function is not adversely affected by its existing leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding regular executive sessions of the independent directors, generally at the conclusion of each regularly scheduled meeting of the Board. In addition the CNG Committee, which consists entirely of independent directors, evaluates the performance of our Chief Executive Officer and presents its findings to our independent directors.

Board’s Role in Risk Oversight

Pursuant to our Corporate Governance Guidelines, the Board has given the Corporate Risk Committee the responsibility of overseeing and monitoring the risks that arise in the general conduct of business by the Company and its subsidiaries.  In furtherance of these responsibilities the Corporate Risk Committee meets at least quarterly and has established an Enterprise Risk Management Committee (the “ERM Committee”) comprised of employee representatives from the major areas of the Company.  The ERM Committee meets at least quarterly and is responsible for identifying and documenting areas of risk within the Company and reporting on opportunities, and assessing and developing responses to, threats that affect achievement of the Company’s strategic goals.  The Company operates pursuant to a Risk Management Policy which addresses the identification, measurement, control, and monitoring of several categories of risks, including credit, interest rate, liquidity, transaction, compliance, strategic and reputational risk. The ERM Committee reviews this policy annually as well as the risk assessment completed by the Company’s internal auditor and the Company’s risk management processes.

The Corporate Risk Committee meets with members of management at least quarterly.  In addition, it reviews various risk-related reports, including ERM Committee reports and other reports on, among other items, liquidity, credit, operations and insurance, and provides its own report to the full Board on at least a quarterly basis. For further information on the duties and responsibilities of the Corporate Risk Committee, see the subsection “Corporate Risk Committee” below.  In addition to the Corporate Risk Committee, the other committees of the Board also consider the risks within their areas of responsibility. For example, the CNG Committee considers the risks that may be implicated by our executive compensation program and the Audit Committee considers the risks that may be identified through the Company’s internal audit process.

Independence

Eight of the nine Board members are “independent directors” for purposes of SEC rules and regulations and Nasdaq listing standards.  The Board, with the assistance of the CNG Committee, evaluates the independence of the directors at least annually.

Consistent with the recommendations of the CNG Committee, the Board has affirmatively determined that each of Messrs. Cordes, Eggemeyer, Finger, Joyce, McConahey, Wycoff and Yates and Ms. Klapper meet the independence requirements of the Nasdaq listing standards and applicable SEC rules and regulations.    In making its determination, the Board considered and evaluated, among other attributes and factors, banking, commercial, service, familial and other relationships between directors or their immediate family members and any related interests and the Company, including the relationships described under “Certain Relationships and Transactions with Related Persons” in this Proxy Statement as well as the following relationships:

•                  Messrs. Cordes, Finger, Joyce and Yates and Ms. Klapper, or certain members of their immediate families or certain of their related interests, are customers of and conduct banking transactions with the Bank in the ordinary course of business on customary terms.

 The Board determined that none of these relationships would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit Committee

During 2014, the Audit Committee met 12 times.  The Audit Committee is comprised of Messrs. Finger (Chairman), Cordes, Joyce and McConahey, each of whom the Board has determined is an independent director of the Company as defined in the listing standards of the Nasdaq and in Section 10A of the Exchange Act, including for purposes of the additional independence requirements for audit committee membership.  The Board has also determined that each member of the Audit Committee is financially literate and that Mr. Finger is an “audit committee financial expert” as defined by the rules and regulations of the SEC.

The Audit Committee operates pursuant to a written charter, a copy of which may be obtained on the Company’s website at www.gbnk.com under “Corporate Governance”.  Information regarding the functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” included in this Proxy Statement and in the Audit Committee charter.

Compensation, Nominating and Governance Committee

During 2014, the CNG Committee met eight times.  The committee is comprised of Messrs. Joyce and Yates (Chairman) and Ms. Klapper, and the Board has determined that each member is independent under the listing standards of the Nasdaq and Section 10A of the Exchange Act, including for purposes of the additional independence requirements for compensation committee membership.  The CNG Committee reviews, and makes recommendations to the Board of Directors on, matters concerning nominees for positions on the Board of Directors; reviews and makes recommendations to the Board regarding the compensation of the directors and director independence; reviews and approves the compensation of the Company’s Chief Executive Officer and other executive officers; reviews and approves the Company’s incentive compensation plans and equity-based plans, 401(k) plan, deferred compensation plan(s) and other employee benefit plans; and is directly responsible for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other adviser retained by the CNG Committee.  The CNG Committee also assists the Board of Directors in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance policies and practices, including the review and approval or ratification of related-party transactions of the Company.  The CNG Committee operates under a written charter, a copy of which is available on the Company’s website at www.gbnk.com under “Corporate Governance”.

In identifying and recommending nominees for positions on the Board of Directors, the CNG Committee places primary emphasis on the criteria set forth under “Selection of Directors” in our Corporate Governance Guidelines, namely: (i) independence qualifications under the Nasdaq listing standards and other qualifications necessary for committee membership; (ii) working knowledge of the banking business; (iii) experience with businesses and other organizations of comparable size; (iv) integrity, accomplishments and reputation in the business community; (v) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (vi) personal qualities and characteristics; (vii) ability and willingness to commit adequate time to Board and committee matters; (viii) the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (ix) diversity of viewpoints, backgrounds, experience and other demographics; (x) other factors, such as judgment, skill, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board; and (xi) the absence of factors that would reflect negatively on the Company or legally disqualify the director nominee, including without limitation, a criminal conviction or poor reputation.

The Company is party to an Investment Agreement (the “Investment Agreement”) with certain of its investors: (i) Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P. (collectively, the “Patriot Funds”); and (ii) Relational Investors Mid-Cap Fund I, L.P. and Relational Investors Mid-Cap Fund II, L.P. (collectively, the “Relational Funds”). Pursuant to the Investment Agreement, the Patriot Funds, as a group, and the Relational Funds, as a group, are each entitled to nominate one person to either be elected or appointed as a director or be appointed as an observer to the Board of Directors.  The Patriot Funds and the Relational Funds are the two largest stockholders of the Company.  The Patriot Funds’ director nominee was Mr. Wycoff.  The Relational Funds elected to have an individual appointed as a Board observer.  Further, as long as either the Patriot Funds or the Relational Funds beneficially own at least 4.9% of the outstanding shares of the Company’s voting common stock, the Company is required to recommend to its stockholders the election of the person nominated by either the Patriot Funds or the Relational Funds to be appointed or elected as a director at the Company’s annual meeting of stockholders, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the CNG Committee.  The CNG Committee approved, and the Board has recommended, the election of Mr. Wycoff as a director at the Meeting.

The CNG Committee does not set specific, minimum qualifications that a nominee must meet in order for it to recommend him or her for service on the Board of Directors. Instead, the CNG Committee evaluates each nominee based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors and its committees.  The CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates.  The CNG Committee will consider stockholder nominations for directors in accordance with the Company’s Bylaws and subject to the same criteria that it uses for nominees not proposed by stockholders.  Stockholders who wish to submit director nominees for consideration by the CNG Committee for election at our 2016 Annual Meeting should follow the process detailed under “Stockholder Proposals and Director Nominations — 2016 Annual Meeting” elsewhere in this Proxy Statement.

For further information on the Company’s processes and procedures for the consideration and determination of executive compensation, please see the sub-section entitled “Executive Compensation — Overview of Executive Compensation” in this Proxy Statement.  For further information on the Company’s processes and procedures for the consideration and determination of director compensation, please see the Section entitled “Director Compensation” in this Proxy Statement.

Corporate Risk Committee

During 2014, the Corporate Risk Committee, which is comprised of Messrs. Cordes (Chairman), Eggemeyer, Taylor and Wycoff, met five times.  The Corporate Risk Committee oversees management’s responsibilities and assesses and manages the risks that arise in the general conduct of our business.  Its specific responsibilities include overseeing the asset/liability management process of the Company and its subsidiaries; overseeing the Company’s credit risk exposure, reviewing and approving the adequacy of the Company’s loan loss reserves; reviewing legal and regulatory trends and potential exposures, including monitoring the Company’s compliance and progress with any regulatory enforcement or supervisory action applicable to the Company or the Bank; overseeing the adequacy of the Company’s insurance coverage; overseeing the operations risk of the Company and the Company’s business continuity and disaster recovery program, information systems security program and ACH risk exposure; and overseeing the Company’s risk governance structure, risk management and risk assessment processes, guidelines and policies and the ERM Committee.  The Corporate Risk Committee operates pursuant to a written charter, a copy of which is available on the Company’s website at www.gbnk.com under “Corporate Governance”.

Compensation Committee Interlocks and Insider Participation

During 2014, no executive officer of the Company served as: (i) a member of a compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the CNG Committee; (ii) a director of another entity, one of whose executive officers served on the CNG Committee; or (iii) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of the Company. In addition, none of the members of the CNG Committee, which included Albert C. Yates, Stephen D. Joyce and Gail H. Klapper: (A) was an officer or employee of the Company or any of its subsidiaries in 2014; (B) was formerly an officer or employee of the Company or any of its subsidiaries; or (C) had any relationship that required disclosure under “Certain Relationships and Transactions with Related Persons”.

Family Relationships

There are no family relationships among any of the directors or executive officers of the Company.

DIRECTOR COMPENSATION

Compensation.  The CNG Committee oversees director compensation and recommends compensation to the Board for approval.  The Company’s Corporate Governance Guidelines provide that a peer review of director compensation be conducted at least every three years.  In 2014 the CNG Committee engaged a compensation consultant, McLagan, an Aon Hewitt Company (“McLagan”), to, among other things, conduct a competitive review of director compensation. In connection with the review, McLagan and the Board together established a custom peer group. The peer group, which was chosen based upon relevant factors such as geography, asset size, profitability and credit quality, consisted of 19 publicly traded financial institutions ranging in total assets from approximately $1.4 billion to $4.9 billion and headquartered in Colorado, California, Oklahoma, Oregon, Texas and Washington. McLagan’s review included data on total compensation, including cash compensation and various forms of stock-based equity compensation. While the review was not consummated in time to affect director compensation for 2014, based on the review the CNG Committee recommended to the Board and the Board approved increasing directors’ annual cash and stock compensation from $40,000 and $20,000 to $45,000 and $25,000, respectively.  All other elements of director compensation remained unchanged, and the Board retained its previously approved stock ownership guidelines for directors (discussed below).  The following director compensation was payable for 2014:

•                  Each non-management director was paid an annual cash retainer of $40,000, except that the Chairman of the Board was paid $66,666.  The retainer is paid on a quarterly basis.

•                  Each non-management director was entitled to receive an annual grant of restricted stock having a value equal to approximately $20,000, except that the Chairman of the Board was entitled to receive an annual grant of restricted stock having a value equal to approximately $33,333.  In general, the number of shares granted was based on the closing price of our voting common stock on the date of the year of grant’s annual meeting of stockholders and will vest on the date immediately preceding the next annual meeting of stockholders (but no later than June 30 of that year).  A director could request “relief” from receiving an award if the award would pose a regulatory or other hardship on the director, such as violating an existing passivity commitment.  In such a case, the value of the stock award would instead be paid as part of the director’s annual cash retainer.

•                  Committee chairs who are not members of management received an additional annual cash retainer, $10,000 in the case of the Audit Committee and the CNG Committee chairs and $5,000 in the case of the Corporate Risk Committee chair.

•                  Directors are reimbursed for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board and its committees.

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)

Edward B. Cordes	71,666	33,334	—	105,000

John M. Eggemeyer	40,000	20,000	—	60,000

Keith R. Finger	50,000	20,000	—	70,000

Stephen D. Joyce	40,000	20,000	—	60,000

Gail H. Klapper	40,000	20,000	—	60,000

Stephen G. McConahey	40,000	20,000	—	60,000

W. Kirk Wycoff	60,000	—	—	60,000

Albert C. Yates	50,000	20,000	—	70,000

____________

(1)                                Represents the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718, using the valuation assumptions described in the “Notes to the Consolidated Financial Statements” section of the Company’s Annual Report on Form 10-K, as filed with the SEC on February 18, 2015. Each of Messrs. Eggemeyer, Finger, Joyce, McConahey and Yates and Ms. Klapper had 1,623 shares of unvested time-based restricted stock outstanding at December 31, 2014. Mr. Cordes had 2,705 shares of unvested time-based restricted stock outstanding at December 31, 2014. Mr. Wycoff was provided “relief” from being granted a stock award and, in lieu of the stock award, was paid the value of the stock award as part of his annual cash retainer.

Director Stock Ownership Guidelines.  In May 2012, as a result of an earlier McLagan review, the CNG Committee recommended to the Board and the Board approved stock ownership guidelines for directors.  These guidelines require that each current and future director must beneficially own at least $100,000 of our voting common stock within two years after the adoption of the stock ownership guidelines or, for directors whose service commences after the guidelines’ adoption, within two years after becoming a director.  All shares deemed beneficially owned by the director under the federal securities laws are included in determining whether the director meets the ownership threshold; provided, that with respect to restricted stock awards, only vested stock awards are counted.  Stock owned by existing directors as of the May 2012 adoption date of the stock ownership guidelines was valued at the closing price of our voting common stock on the adoption date.  Any purchases of stock subsequent to May 2012 have been and will continue to be valued at cost basis.  Restricted stock awards have been and will continue to be valued at the per share fair market value of the Company’s voting common stock on the vesting date.  For any new director appointed or elected in the future, any stock he or she owns at the time of appointment or election will be valued at the closing price of our voting common stock on the date of appointment or election, as applicable.  As of the date of this Proxy Statement, each of our nine directors satisfied the stock ownership guidelines.

EXECUTIVE OFFICERS

The following table sets forth the age, current position and the period of service of each of the Company’s Named Executive Officers:

Name	Age		Position	Year in which assumed the current position	Year hired by the Company

Paul W. Taylor	54		President and Chief Executive Officer of the Company	2011	2000
Michael B. Hobbs	52	1	President, Guaranty Bank and Trust Company	2011	2011
Christopher G. Treece	46		Executive Vice President, Chief Financial Officer and Secretary of the Company	2011	2007
Cathy P. Goss	58		Executive Vice President and Chief Credit Officer of the Company	2011	2006
Michael J. Noesen	49		Executive Vice President, Business and Healthcare Banking, Guaranty Bank and Trust Company	2011	2006

Paul W. Taylor.    For Mr. Taylor’s biographical information, please see “Proposal 1: Election of Directors” earlier in this Proxy Statement.

Michael B. Hobbs.  Mr. Hobbs is the President and a director of the Bank and joined the Company in 2011. From 2009 to 2011, Mr. Hobbs served as Managing Director, Financial Institutions Group Investment Banking with St. Charles Capital, LLC, an investment banking firm.  Prior to St. Charles Capital, Mr. Hobbs served in several positions with KeyCorp, including as (1) President of the Rocky Mountain Region (Colorado, Utah and Idaho) from 2007 to 2009, representing and managing approximately $5 billion in assets and 110 branches, (2) President of the Colorado District for KeyCorp from 2005 to 2007, representing and managing approximately $2 billion in assets and 45 branches, (3) Regional Executive & EVP — Rocky Mountain Region Commercial Banking from 2003 to 2005, (4) Senior Vice President — McDonald Investments/Investment Banking from 1999 to 2003 and (5) Senior Vice President — Colorado Commercial Banking from 1996 to 1999.

Christopher G. Treece.  Mr. Treece is Executive Vice President, Chief Financial Officer and Secretary of the Company and holds the same positions at the Bank. He has also served as a director of the Bank since 2009. Prior to being appointed Executive Vice President, Chief Financial Officer and Secretary in 2011, Mr. Treece served as the Company’s and the Bank’s Senior Vice President and Corporate Controller. Prior to joining the Company in 2007, Mr. Treece worked at UMB Financial Corporation, a multibank holding company in Kansas City, Missouri, for approximately four years as Senior Vice President, Controller, Tax Director and Chief Accounting Officer. In this position, he managed the Corporate Finance, Tax, Purchasing, Accounts Payable and Payroll departments and was responsible for internal controls over financial reporting. As Chairman of UMB’s Disclosure Committee, he worked closely with the Board’s audit committee. As the Controller and Chief Accounting Officer, he had significant interaction with the management reporting, investor relations, operations, facilities, human resources and the treasury departments. Prior to joining UMB, Mr. Treece worked for seven years at RSM McGladrey within the financial services group, working with over 100 community banks throughout Colorado, Oklahoma, Kansas and Missouri. Mr. Treece began his career at KPMG in Kansas City, where he worked for over five years primarily with banks as well as other financial institutions, including several insurance companies.

Cathy P. Goss.  Ms. Goss is Executive Vice President and Chief Credit Officer of the Company and holds the same position at the Bank.  Ms. Goss also has served as a director of the Bank since 2011.  Prior to being appointed as Executive Vice President and Chief Credit Officer in 2011, Ms. Goss served as Executive Vice President, Commercial Banking of the Bank. Prior to joining the Company in 2006, Ms. Goss worked at U.S. Bank for 21 years, ending in the capacity of Senior Vice President and Manager of the Commercial Banking team.  Ms. Goss served in a management capacity at U.S. Bank since 1996, including five years during which (in addition to running a commercial team), she managed business banking lending groups in North Denver, Colorado Springs and Pueblo.  Prior to 1996, Ms. Goss was a senior relationship manager, progressing into this role after two years of formal credit training at the beginning of her banking career.

Michael J. Noesen. Mr. Noesen is Executive Vice President, Business and Healthcare Banking of the Bank and also has management reporting responsibilities for the Bank’s SBA (U.S. Small Business Administration) loan department. Prior to being appointed Executive Vice President, Business Banking in 2011, Mr. Noesen served as Regional Vice President overseeing two of the Bank’s business banking regions. During that time Mr. Noesen also implemented the Bank’s jumbo mortgage program and for a period of time had management reporting responsibilities for the Bank’s trust department.  Prior to joining the Bank in 2006, Mr. Noesen served as market president for U.S. Bank in Boulder, Colorado after serving for two years as a relationship manager.  As market president Mr. Noesen held the primary leadership role for U.S. Bank’s Boulder operations and also managed a commercial banking team. Prior to joining U.S. Bank in 1999, Mr. Noesen worked at Wells Fargo which he joined in 1993 and where he was a relationship manager. Mr. Noesen began his banking career in 1991 with formal credit training from American National Bank of Chicago.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

CNG Committee — Scope of Authority.  Pursuant to its charter, the CNG Committee, among other responsibilities, administers the Company’s compensation program and various incentive and benefit plans,

including the Stock Incentive Plan and the Executive Cash Incentive Plan (the “Cash Incentive Plan”).  The CNG Committee reviews and approves, or recommends to the Board for approval, the compensation of members of executive management, including the compensation of our Named Executive Officers, evaluates the performance of the executive management team, including the Chief Executive Officer, and oversees executive management succession and related matters.  The CNG Committee also periodically reviews, assesses and monitors the performance, and regularly reviews the design and function, of the Company’s incentive compensation arrangements to ensure that any risk-taking incentives are consistent with the safety and soundness of the Company.  Under its charter, the CNG Committee has the authority to delegate as appropriate and to the extent permitted by law any of its duties, responsibilities or functions to a subcommittee of one or more committee members.  The charter also permits the approval of equity awards to Section 16 directors and officers by a subcommittee of “non-employee directors” (as defined in Rule 16b-3 promulgated under the Exchange Act).

2013 Say On Pay Vote.  The Company’s 2013 Annual Meeting of Stockholders was held on May 7, 2013. At the meeting the Company’s stockholders had the opportunity to cast an advisory “say on pay” vote with respect to whether or not they approved of the Company’s compensation programs. The stockholders approved of the Company’s executive compensation programs with approximately 98% of all votes cast being in favor of approval. This high approval rate reaffirmed the CNG Committee’s ongoing approach to executive compensation philosophy and programs. Accordingly, for 2014 and 2015, the CNG Committee has continued to administer the same compensation programs in a manner that is consistent with the compensation philosophy that has historically been in place but, as discussed below, has refined that philosophy and has retained the flexibility to adjust its administration of those programs so that it may adapt to the constantly evolving landscape of executive compensation and the increasingly competitive market for executive banking talent in the state of Colorado.

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to maximize stockholder value by aligning compensation with the Company’s performance and to attract, motivate, retain and reward a highly qualified and dedicated executive management team.  In 2014, in connection with McLagan’s compensation review, the CNG Committee performed an evaluation of its compensation philosophy.  After its evaluation and deliberation, the CNG Committee refined its compensation philosophy.  This refined philosophy provides that the CNG Committee will attempt to meet these objectives by aiming to establish total compensation that, for each management position, will be at or near the median for the Company’s peer group if performance is achieved at the median, and that will be above the median for the peer group if performance is achieved above the median.  To preserve the ability to address unique factors such as internal pay equity, experience, impact and market conditions, the CNG Committee nonetheless will retain discretion to adjust any and all aspects of the Company’s compensation program.

 The first objective of our compensation program is to link executive compensation to the performance of the Company, thereby aligning the interests of our Named Executive Officers with those of our stockholders.  We balance this stockholder alignment goal with incentive plans that do not encourage unnecessary or excessive risk-taking that would be inconsistent with the long-term health of the Company.  The CNG Committee seeks to achieve this goal through coupling a base salary with annual cash incentive bonuses and long-term performance-based equity awards that have historically taken the form of restricted stock.  The annual cash bonuses and significant portions of the long-term equity awards (with the remainder being subject to time-based vesting conditions) are tied to key performance goals that are meaningful to our stockholders and are designed to improve organizational and individual performance while aligning compensation paid to the Company’s Named Executive Officers with that paid by the Company’s peers and minimizing unnecessary excessive risk-taking.  To that extent, the Company follows the final Guidance on Sound Incentive Compensation Policies issued on June 21, 2010 by the Federal Reserve, the Office of the Comptroller of the Currency, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation (the “SICP Guidance”).  On a periodic basis, the Company evaluates its incentive compensation arrangements and related risk management, control, and corporate governance processes to ensure that they: (i) do not encourage excessive risk-taking and do not pose a threat to the safety and soundness of the organization; and (ii) are consistent with the principles described in the SICP Guidance.  A risk assessment overseen by the CNG Committee was performed on all of the Company’s incentive compensation arrangements at the beginning of 2015, and the assessment’s results were reviewed by the CNG Committee in February 2015.

In March 2015, the CNG Committee took two actions with the aim of furthering the objective of linking executive compensation to the performance of the Company.  First, the CNG Committee adopted a policy requiring that each of our Named Executive Officers hold 50% of all shares acquired from stock option exercises and restricted stock awarded, net of shares withheld for taxes or payment of exercise price, for a period equal to at least one year after the stock option exercise or the restricted stock vests, or until the Named Executive Officer’s earlier termination.

Second, the CNG Committee adopted stock ownership guidelines that require that each current and future Named Executive Officer to beneficially own an amount of shares of our voting common stock with a value at least equal to the Named Executive Officer’s base salary on the date of measurement.  With respect to a given Named Executive Officer, the guidelines must be satisfied within two years after the guidelines’ adoption or, for a Named Executive Officer whose service commences, or who is designated as a Named Executive Officer, after adoption, within three years after the date of hire or designation, as applicable.  All shares deemed beneficially owned by the Named Executive Officer under the federal securities laws are included in determining whether the individual meets the ownership threshold; provided, that with respect to restricted stock awards, only vested stock awards are counted.  Stock owned by our current Named Executive Officer as of the March 2015 adoption date of the stock ownership guidelines was valued at the closing price of our voting common stock on the adoption date.  Any purchases of stock subsequent to March 2015 will be valued at cost basis.  Restricted stock awards will be valued at the per share fair market value of the Company’s voting common stock on the vesting date.  For any new Named Executive Officer hired or designated as a Named Executive Officer in the future, any stock he or she owns at the time of hire or designation will be valued at the closing price of our voting common stock on the date of hire or designation, as applicable.  As of the date of this Proxy Statement, each of our Named Executive Officers satisfied the stock ownership guidelines.

The second objective of our compensation program is to attract, motivate, retain and reward highly qualified and dedicated individuals who will provide the leadership necessary for the Company’s continued success.  The Company’s executives, and particularly the Named Executive Officers, are talented managers and are often presented with employment opportunities at other institutions, including employment opportunities at potentially higher levels of compensation.  The Company does not have employment agreements with any of the Named Executive Officers.  Accordingly, the CNG Committee seeks to achieve this goal by setting base compensation and incentives at competitive but prudent levels and rewarding performance above that achieved by the Company’s peers, as well as by awarding long-term incentives in the form of stock-based awards to encourage retention and to promote achievement of corporate goals that are meaningful to our stockholders.

The CNG Committee periodically reviews available data with respect to base and total executive compensation levels paid by publicly traded financial institutions with asset bases similar to that of the Company.

Taking into account factors such as internal pay equity, experience, tenure, scope of responsibility, market and economic conditions, peer compensation levels, performance and risk management considerations, the CNG Committee seeks to target total compensation at levels that it believes to be consistent and competitive with the Company’s peers within the banking industry.  The CNG Committee may also elect, however, to increase total compensation in order to attract superior executive talent in critical functions or to provide additional compensation outside of the normal annual review cycle in order to retain key talent.

We combine the compensation elements for each of our Named Executive Officers in a way we believe will maximize the executive’s contribution to the Company without creating unnecessary or excessive risk-taking.  The CNG Committee has not established a formal policy or target for the allocation between either cash and non-cash or short-term and long-term compensation and instead has opted for the flexibility permitted by the ongoing evaluation of compensation requirements and its options in meeting those requirements.  In addition, the allocation is reviewed annually to mitigate any potential unnecessary or excessive risk-taking.  The CNG Committee reviews and considers information and data provided by either consultants or management (which is often based on information provided by McLagan), including compensation information publicly disclosed in proxy statements filed with the SEC, peer group data and surveys and databases to which the Company subscribes, to determine the appropriate level and mix of base compensation, performance-based pay and other elements of compensation.

Role of Named Executive Officers in Determining or Recommending Executive Compensation

The CNG Committee generally requests that the Chief Executive Officer and other executive officers be present at its meetings to discuss executive compensation. Individuals in attendance may provide their insights and suggestions, but only CNG Committee members may vote on decisions regarding executive compensation. In particular, the Chief Executive Officer provides input regarding the performance of the other executive officers, including the Named Executive Officers, and makes recommendations to the CNG Committee regarding the amount and form of compensation for the other executive officers.  Executive officers other than the Chief Executive Officer are dismissed prior to these discussions, and are not present when any related deliberations or votes take place. The CNG Committee discusses the Chief Executive Officer’s compensation with him, but final deliberations and all votes regarding the Chief Executive Officer’s compensation are made in executive session without the Chief Executive Officer or any other executive officer present. Based on its discussions and input from the Chief Executive Officer, as well as on input from and discussions with other persons and advisors as it deems appropriate, including other members of the Board, the CNG Committee evaluates and determines the amount and form of compensation for the Chief Executive Officer and the other executive officers.

Review of Executive Compensation Program; Role of Compensation Consultants

In 2011 and 2014, the CNG Committee engaged McLagan to conduct a competitive review of the Company’s executive compensation program and to assist the CNG Committee in determining and approving executive compensation.  In particular, the CNG Committee engaged McLagan to: (i) review existing compensation programs; (ii) provide market benchmark information pertaining to both cash and noncash compensation for executives and directors; (iii) provide recommendations and guidance to the CNG Committee to support its oversight of compensation programs; and (iv) on an as-needed basis, provide other advice, consultation and education, including guidance relative to evolving compensation-related regulatory requirements and industry best practices.

 In connection with McLagan’s review, McLagan and the Board established a custom peer group. The peer group, which was chosen based upon relevant factors such as geography, asset size, profitability and credit quality, consisted of 19 publicly traded financial institutions ranging in total assets from approximately $1.4 billion to $4.9 billion and headquartered in Colorado, California, Oklahoma, Oregon, Texas and Washington. McLagan’s review included data on salary, cash compensation (i.e., salary and annual cash incentives), direct compensation (i.e., cash compensation and all forms of equity compensation) and total compensation (i.e., direct compensation and all other forms of compensation). The peer group data was the primary data source used in evaluating competitive market levels for the executive officers but was supplemented with banking industry survey data. In addition, as part of its engagement by the CNG Committee McLagan reviewed the Company’s Cash Incentive Plan and Stock Incentive Plan as well as the 2015 Plan to ensure that the plans were market competitive and compliant with regulatory guidance, provided guidance and assistance in conducting a risk assessment of the Company’s incentive compensation plans and provided best practice information.

So that the information which it considered in making its compensation decisions was as appropriate and up-to-date as possible, the CNG Committee, with the assistance of management, generally updates on an annual basis the compensation data with respect to the custom peer group previously established by McLagan and the Board.

Components of Compensation

The key components of our executive compensation program are a base salary, an annual cash bonus opportunity under the Cash Incentive Plan and grants of time-based and performance-based restricted stock under the Stock Incentive Plan and, subject to stockholder approval, the 2015 Plan.  Our executives and Named Executive

Officers can defer a portion of their base salaries through our tax-qualified 401(k) plan.  In addition, we provide change-in-control severance protection to our Named Executive Officers through our Change in Control Severance Plan.  We also generally provide certain perquisites to our Named Executive Officers such as a car allowance, parking, a cell phone allowance and long-term disability insurance.  At least annually, the CNG Committee reviews tally sheets containing all components of compensation payable to the Chief Executive Officer and the other Named Executive Officers.  The review addresses both current compensation and long-term and incentive compensation to ensure that the compensation program is meeting the Company’s compensation objectives consistent with the Company’s compensation philosophy.

Base Salary. The CNG Committee reviews the base salary of the Chief Executive Officer and the other Named Executive Officers. The CNG Committee does not tie its base salary decisions to any particular formulas, measurements or criteria, but members take into account the Company’s performance, internal equity pay, individual executive performance and compensation levels paid by our peer group, as well as economic and other market conditions in the Company’s market area.

Chief Executive Officer Compensation.  In setting Mr. Taylor’s compensation, the CNG Committee and the independent directors of the Board reviewed and evaluated Mr. Taylor’s performance and compensation in executive session. Based upon such evaluation, they determined to increase Mr. Taylor’s base salary from $440,000 to $500,000 and to retain his 2013 target award level of 50% of annual base salary under the Cash Incentive Plan.  In addition, the CNG Committee granted restricted stock awards to Mr. Taylor whereby the number of restricted shares awarded was based on 75% of Mr. Taylor’s annual base salary, an increase from 50% in 2013.  As a member of management, Mr. Taylor does not receive any additional compensation for serving as a director of the Company.

 Base Salary — Other Named Executive Officers.  Based upon Mr. Taylor’s recommendations and the Company’s performance, the CNG Committee determined that 2014 base salaries for certain of the other Named Executive Officers would increase as well as reflected in the Summary Compensation Table below.

Annual Cash Incentive Compensation.  The Company’s Cash Incentive Plan provides our Named Executive Officers (other than Mr. Noesen, who participates in the Production Incentive Plan as discussed below) with the opportunity to earn annual cash bonuses based on the achievement of pre-established quantitative and qualitative performance measures.  Quantitative performance measures available under the Cash Incentive Plan include, among other measures: net income; return on average assets (“ROA”); cash ROA; loan growth; asset quality ratios; return on average equity (“ROE”); cash ROE; earnings per share (“EPS”); cash EPS; stock price; efficiency ratio; improvement in noninterest income; reduction in noninterest expense; and book value per share.  Each quantitative performance measure operates independently in that it is possible for one measure to generate an award while another measure does not.  Likewise, each quantitative performance measure is individually weighted in that one measure may be counted more heavily in calculating awards than another measure.

Qualitative performance measures available under the Cash Incentive Plan include, among other measures: the execution of strategic goals; the quality of the Company’s regulatory relationships; credit-related goals; expense management goals; overall adherence to the Company’s enterprise risk management program (which covers but is not limited to the management of credit and underwriting risk, compliance and legal risk, operational and transaction risk, interest rate risk and reputation risk); individual contributions to the Company’s performance; and other qualitative measures tied to current or future Company performance.  Unlike the quantitative performance measures, the qualitative performance measures operate together and are not individually weighted.  The CNG Committee has the discretion to increase or decrease awards earned on the basis of the quantitative performance measures based on its subjective evaluation of the achievement of qualitative performance measures.  A participant’s achievement of qualitative performance measures may result in awards even if quantitative performance measures are not achieved at the threshold level, and this achievement may entitle the participant to an award above that to which he or she would have otherwise been entitled to upon attainment of the maximum performance level.  Conversely, the failure to achieve qualitative performance measures may result in an executive receiving no award, or an award less than that to which he or she would have otherwise been entitled, even if quantitative performance measures are achieved at or above the threshold level.

Instead of simply relying on formulas, the CNG Committee uses judgment and discretion in granting awards under the Cash Incentive Plan and generally takes into account the overall business and economic environment, the Company’s overall performance, budgetary considerations, each participant’s performance in relation to the goals set for him or her, competitive factors within the financial industry, compensation paid by the Company’s peers, and the need to retain key executives. Not all Named Executive Officers will necessarily receive a bonus and those that do will not necessarily receive the same amount. Additional amounts may be paid as bonuses to participants who are deemed by the CNG Committee to have achieved superior performance during the fiscal year. The Cash Incentive Plan is designed to be self-funding for each performance period.

For 2014, the CNG Committee determined that the following quantitative performance measures, qualitative performance measures and award levels would be used for purposes of determining awards under the Cash Incentive Plan.  Award levels are expressed as a percentage of base salary.

Quantitative Performance Measures.  For 2014, the following quantitative performance measures and related thresholds and targets, along with the respective weights of each performance measure, were as follows (the payout percentage level with respect to each performance measure is calculated by mathematical interpolation (on a continuous scale) between the performance threshold (0% payout level) and 105% of the target (100% payout level)):

		Performance Threshold (85% of Target)	105% of Target
Weight	Performance Measure	(0% Payout Level)	(100% Payout Level)
		(dollars in thousands)
40%	Budgeted Net Income (excluding net securities gains and losses, prepayment penalties and net income derived from consumer mortgage lending)	$12,772	$15,777
15%	Classified Assets/Capital & ALLL	11.75%	11.49%
15%	Loan Growth	$178,966	$221,075
15%	Efficiency Ratio Tax-Equivalent (excluding net securities gains and losses, prepayment penalties and net income derived from consumer mortgage lending)	64.57%	64.00%
15%	Core Noninterest Income Growth (excluding securities gains and losses)	$2,296	$2,836

The following table shows the award levels that were established for 2014:

Award Levels
Executive Officer	Achievement of Performance Threshold	Achievement of Performance Target	Exceeded Performance Target

Chief Executive Officer	0% of Base Salary	50% of Base Salary	Committee Discretion
Other Named Executive Officers	0% of Base Salary	40% of Base Salary	Chief Executive Officer / Committee Discretion

For 2014, the “Budgeted Net Income” performance measure exceeded 105% of target, resulting in achievement at the 100% payout level (i.e., the full 40% weighting was attained), the “Classified Assets/Capital & ALLL” performance measure exceeded 105% of target, resulting in achievement at the 100% payout level (i.e., the full 15% weighting was attained), the “Loan Growth” performance measure exceeded 105% of target, resulting in achievement at the 100% payout level (i.e., the full 15% weighting was attained), the “Efficiency Ratio Tax-Equivalent” performance measure was achieved at 70% of target (i.e., 0% weighting was attained) and the “Core Noninterest Income Growth” performance measure exceeded 105% of target, resulting in achievement at the 100% payout level (i.e., the full 15% weighting was attained).  On an aggregate weighted basis, an 85% payout level was achieved with respect to all of the quantitative performance measures.  If the payout level were not capped at 100% for individual performance measures, the aggregate weighted payout level would have been 108%.

Qualitative Performance Measures.  The following qualitative performance measures were used for 2014:

(1)         Teamwork and cohesiveness in execution of the Company’s strategic goals;

(2)         Retaining and recruiting top management talent;

(3)         Overall adherence to enterprise risk management, which includes but is not limited to credit and underwriting risk, compliance and legal risk, operational and transaction risk, interest rate risk and reputation risk; and

(4)         Individual contributions to the Company’s performance.

The CNG Committee evaluated and considered each of the above qualitative measures in awarding bonuses under the Cash Incentive Plan for 2014. With respect to each of the Named Executive Officers other than Mr. Taylor, the CNG Committee considered Mr. Taylor’s input regarding the individual’s contributions to the Company’s performance.  In addition, the CNG Committee took into account Mr. Taylor’s recommendations as to the aggregate amount of bonus to be awarded to each such Named Executive Officer under the Cash Incentive Plan for 2014.

After evaluating the various quantitative and qualitative performance measures against 2014 performance, and utilizing its discretion to increase or decrease awards earned on the basis of the qualitative performance measures based on its evaluation, the CNG Committee awarded the following cash awards to the Named Executive Officers pursuant to the Cash Incentive Plan: $237,500 to Mr. Taylor, $123,500 to Mr. Hobbs, $100,700 to Ms. Goss and $95,000 to Mr. Treece. Mr. Noesen was awarded $85,000 pursuant to the Production Incentive Plan, which covers certain employees responsible for commercial or retail production for the Company.  Performance measures under the Production Incentive Plan are based on quantitative and qualitative performance measures that generally relate to individual performance.  In its evaluation and in making its determination of payout levels the CNG Committee considered the achievement of the various qualitative performance measures for 2014, including the amount by which the quantitative performance measures that had exceeded target had done so compared to the amount by which the single performance measure that had fallen short of target had done so; the Company’s performance relative to its peer group and management’s efforts in that regard; and the Named Executive Officers’ strong performance with respect to all qualitative performance measures.  As such, the CNG Committee determined to increase the awards for each of the Named Executive Officers who participated in the Cash Incentive Plan from the 85% payout level achieved under the quantitative performance measures to an aggregate 95% payout level as reflected above.  In light of the strength of the various performance metrics and the increasingly competitive market for executive banking talent in the state of Colorado, retention of the Named Executive Officers was another important consideration for the CNG Committee in making its determinations with respect to awards granted under the Cash Incentive Plan.

Stock-Based Awards. In addition to cash compensation, our Named Executive Officers are eligible to receive stock-based awards pursuant to the Stock Incentive Plan.  The CNG Committee has the discretion to grant such awards both via its own determination and pursuant to the Chief Executive Officer’s recommendation (in the latter case, with respect to grants to Named Executive Officers other than the Chief Executive Officer).  In 2010 the CNG Committee updated its long-term stock award program for the Named Executive Officers and other executive officers. The objective of the program is to create performance and retention incentives for our executive officers through regular grants of performance-based and time-based awards that generally incorporate a vesting period of three years.  These grants typically occur during the first quarter concurrent with the formal annual evaluation of the executives’ total compensation. Grants may also coincide with hirings, promotions or the vesting of a previous grant and may also be used to recruit new talent or to retain talent already in place.  Note that all share figures discussed and reflected herein and throughout this Proxy Statement reflect the Company’s 1-for-5 reverse stock split on May 20, 2013.

Our executive officers, including our Named Executive Officers, typically receive an annual award in the first quarter of the year.  In considering the size of the award to be granted, the CNG Committee considers, among other factors, the grantee’s current salary level and expected contributions toward the growth and profitability of the Company and, to the extent available, survey data with respect to grants made to similarly situated executive officers at comparable financial institutions.  The CNG Committee decides whether to approve the grant of equity awards and the terms of any such grants after deliberation in executive session (with respect to grants to the Chief Executive Officer) or after discussion with the Chief Executive Officer (with respect to grants to other Named Executive Officers).

In lieu of granting stock options or other forms of equity incentive compensation, the CNG Committee has historically chosen to grant restricted stock subject to time-based and performance-based vesting conditions as incentive compensation.   The CNG Committee believes that performance-based restricted stock in particular is preferential to stock options because it more closely ties the incentive pay of executives to the performance of the Company and generally has a less dilutive effect to stockholders than stock option grants.  The value of both time-based and performance-based restricted stock fluctuates directly with changes in the Company’s stock price and, with respect to performance-based restricted stock, the stock only vests to the extent that specific performance targets are achieved.  No vesting occurs, and the granted shares are forfeited, if the minimum performance targets are not achieved, although all granted and outstanding shares vest upon a change in control of the Company.

The CNG Committee has generally set a three-year vesting period, with grants vesting in thirds on each of the first, second and third anniversaries of the commencement of the applicable vesting period or, with respect to certain individuals, on each of the first, second and third anniversaries of the date of grant.  The recipient of these grants is entitled to receive dividends only with respect to the vested shares but is entitled to vote the underlying shares whether or not the award has vested.

2011 Awards.  In 2011, Messrs. Taylor, Hobbs and Treece were each granted awards for which vesting was contingent on the termination of a regulatory written agreement to which the Company and the Bank were then party (“Written Agreement Stock Awards”).  Upon the termination of the regulatory written agreement in May 2012, these awards converted to time-based awards.  These individuals were also granted awards for which vesting was based on the Company’s performance (“Financial Performance Stock Awards”), including the achievement of two equally weighted metrics, average pre-tax return on assets and average pre-tax income.  The target for each metric was determined based on the Company’s goal to achieve a 1.00% weighted average return on average assets over a three-year period.  The amount of any vested shares was determined based upon where the metric’s actual performance fell within a 90% (“threshold level”) to 110% (“maximum level”) range of the performance target (“target level”).  The exact number of vested shares would be determined on a continuous scale by interpolation, with 25% of the targeted shares vesting at the threshold level, 100% of the targeted shares vesting at the target level and 200% percent of the targeted shares vesting at the maximum level.  As with the Written Agreement Stock Awards, the vesting of these awards was also contingent on the termination of the regulatory written agreement.

The targeted number of shares awardable pursuant to the combined grants to Mr. Taylor was based on 50% of his then annual base salary, with 25% of the targeted shares allocated to Written Agreement Stock Awards and 75% of the targeted shares allocated to Financial Performance Stock Awards.  The targeted number of shares awardable pursuant to the combined grants to each of Messrs. Hobbs and Treece was determined based on their respective overall compensation packages in 2011 and the comparative level of restricted stock awards granted to other executive officers at the Company, with the number of targeted shares split evenly between Written Agreement Stock Awards and Financial Performance Stock Awards.

In February 2011, Mr. Taylor was granted 5,769 shares of Written Agreement Stock Awards.  Upon the termination of the regulatory written agreement in May 2012, these awards converted to time-based awards and were fully vested as of December 31, 2013.  In July 2011, Mr. Taylor was granted an additional 1,700 shares of Written Agreement Stock Awards in connection with his promotion to Chief Executive Officer.  One third of these awards vested as a result of the termination of the regulatory written agreement in mid-2012 and the vesting of the remaining two-thirds became solely time-based. One half of the remaining awards vested on December 31, 2012 and the other half vested on December 31, 2013.  In August 2011, Messrs. Hobbs and Treece were granted 10,000 shares and 5,000 shares, respectively, of Written Agreement Stock Awards. One third of each of Messrs. Hobbs’ and Treece’s awards vested on December 31, 2012, one third of the awards vested on December 31, 2013 and the final one third vested on December 31, 2014.

During 2011, the CNG Committee granted Financial Performance Stock Awards to Messrs. Taylor, Hobbs and Treece as follows: Mr. Taylor was granted 44,819 shares, Mr. Hobbs was granted 20,000 shares and Mr. Treece was granted 10,000 shares of Financial Performance Stock Awards. The Company did not achieve the performance measures as of December 31, 2013, resulting in all of these Financial Performance Stock Awards expiring unvested.

In February 2011, the CNG Committee, based upon the recommendation of the then-Chief Executive Officer, granted 7,000 shares of time-based restricted stock to Ms. Goss, 4,000 shares of time-based restricted stock to Mr. Treece and 5,000 shares of time-based restricted stock to Mr. Noesen.  These grants were primarily made based on the committee’s desire to retain the recipients’ services and were made at a time when Ms. Goss and Messrs. Treece and Noesen were not Named Executive Officers of the Company.  One third of the grants vested on February 8, 2013, one third vested on February 8, 2014 and the remaining one third vested on February 8, 2015.

2012 Awards.  In February 2012, the CNG Committee granted each Named Executive Officer two sets of stock awards, time-based awards (“Time-Based Stock Awards”) and Financial Performance Stock Awards.  The targeted number of shares awardable pursuant to the combined grants to each Named Executive Officer, except for Mr. Noesen’s targeted number of shares, was based on 50% of the officer’s then-annual base salary and was split evenly between the Time-Based Stock Awards and the Financial Performance Stock Awards. The amount of Mr. Noesen’s grant was based on the committee’s desire to retain his services and was made at a time then Mr. Noesen was not a Named Executive Officer of the Company.

In 2012, the CNG Committee granted the following Time-Based Stock Awards: Mr. Taylor was granted 12,270 shares, Mr. Hobbs was granted 8,435 shares, Ms. Goss was granted 7,515 shares, Mr. Treece was granted 6,901 shares and Mr. Noesen was granted 2,500 shares.  One third of these awards granted to Messrs. Taylor, Hobbs and Treece and Ms. Goss vested on December 31, 2012, one third vested on December 31, 2013 and the remaining one third vested on December 31, 2014.  One third of Mr. Noesen’s shares vested on February 7, 2013, one third vested on February 7, 2014 and the remaining one third vested on February 7, 2015.

Subject to certain performance measures of the Company discussed below, vesting of the Financial Performance Stock Awards granted in 2012 was based primarily on a single metric, average return on average assets.  Whether or not these shares ultimately vested was determined by where the Company’s actual pre-tax average return on average assets during the three years ended December 31, 2014 fell within the defined range between the performance threshold level and the performance target level.  Vesting of these awards was also subject to the Company maintaining an average monthly ratio of classified assets to Tier 1 capital plus allowance for loan losses of no more than 45% during the three year period ended December 31, 2014, at which time the awards would expire.

With respect to the Financial Performance Stock Awards granted in 2012, Mr. Taylor had an opportunity to earn 3,067 shares at the threshold level and 12,270 shares at the target level, Mr. Hobbs had an opportunity to earn 2,109 shares at the threshold level and 8,435 shares at the target level, Ms. Goss had an opportunity to earn 1,879 shares at the threshold level and 7,515 shares at the target level, Mr. Treece had an opportunity to earn 1,725 shares at the threshold level and 6,901 shares at the target level and Mr. Noesen had an opportunity to earn 625 shares at the threshold level and 2,500 shares at the target level.  The performance metric on which these Financial Performance Stock Awards were based was not met and thus the awards expired unvested as of December 31, 2014.

The following table presents the performance metric, targets and achievement levels for the Financial Performance Stock Awards granted in 2012:

	Performance Targets		% of Granted Shares Vested
Metric	Threshold	Target	Threshold	Target
2012 – 14 Average Return on Average Assets(1)	0.72%	0.80%	25%	100%

____________

(1)                                 For purposes of determining Return on Average Assets, actual pre-tax income each year is tax effected at a normalized tax rate of 35% irrespective of the actual tax rate each year.

2013 Awards.  In February 2013, the CNG Committee granted each Named Executive Officer three sets of stock awards, time-based awards with cliff vesting (“Retention Stock Awards”), Time-Based Stock Awards and Financial Performance Stock Awards.  The targeted number of shares awardable pursuant to the combined grants to each Named Executive Officer with respect to the Time-Based Stock Awards and Financial Performance Stock Awards was based on 50% of the officer’s then- annual base salary, except for Mr. Noesen’s targeted number of shares, and was split evenly between the Time-Based Stock Awards and the Financial Performance Stock Awards. The amount of Mr. Noesen’s grant was based on the committee’s desire to retain his services and was made at a time then Mr. Noesen was not a Named Executive Officer of the Company.

Due to the nature of the market in which the Company competes, the CNG Committee adopted a multi-year strategic long-term incentive strategy to retain and incentivize the Named Executive Officers to perform in a manner that benefited the Company and its stockholders, i.e. through the use of cliff vested time-based retention grants and performance-based stock awards, the details of which are spelled out below in the year-by-year description of the awards.  In connection with this strategy, in February 2013 the CNG Committee granted the Retention Stock Awards, which are subject to cliff vesting and are expected to vest in their entirety on February 5, 2016.  With respect to these awards, Mr. Taylor was granted 15,000 shares, Mr. Hobbs was granted 10,000 shares and Ms. Goss and Messrs. Treece and Noesen were each granted 5,000 shares.

With respect to the Time-Based Stock Awards, Mr. Taylor was granted 10,891 shares, Mr. Hobbs was granted 7,425 shares, Ms. Goss was granted 6,312 shares, Mr. Treece was granted 5,816 shares and Mr. Noesen was granted 2,500 shares.  One third of these awards granted to each of the Named Executive Officers except Mr. Noesen vested on December 31, 2013, one third vested on December 31, 2014 and the remaining one third is expected to vest on December 31, 2015.  Of Mr. Noesen’s awards, one third of the awards vested on February 5, 2014, one third vested on February 5, 2015 and the remaining one third is expected to vest on February 5, 2016.

Vesting of these Financial Performance Stock Awards is similar to that of the Financial Performance Stock Awards granted in 2012 and is based on the Company’s average return on average assets, although unlike the Financial Performance Stock Awards granted in 2012 vesting is not contingent on the Bank maintaining an average monthly ratio of classified assets to Tier 1 capital plus allowance for loan losses of no more than 45%. The threshold level and target level are reflected in the table below, and the awards have an expiration date of December 31, 2015.

With respect to these Financial Performance Stock Awards, Mr. Taylor has an opportunity to earn 2,723 shares at the threshold level and 10,891 shares at the target level, Mr. Hobbs has an opportunity to earn 1,857 shares at the threshold level and 7,428 shares at the target level, Ms. Goss has an opportunity to earn 1,578 shares at the threshold level and 6,313 shares at the target level, Mr. Treece has an opportunity to earn 1,455 shares at the threshold level and 5,820 shares at the target level and Mr. Noesen has an opportunity to earn 625 shares at the threshold level and 2,501 shares at the target level.

The following table presents the performance metric, targets and achievement levels for the Financial Performance Stock Awards granted in 2013:

	Performance Targets		% of Granted Shares Vested
Metric	Threshold	Target	Threshold	Target
2013 – 15 Average Return on Average Assets	0.75%	0.83%	25%	100%

2014 Awards.  In February 2014, the CNG Committee granted each Named Executive Officer Time-Based Stock Awards and Financial Performance Stock Awards.  Based on the Named Executive Officers’ exemplary performance and the need to retain their services, the targeted number of shares awardable pursuant to the combined grants to each Named Executive Officer with respect to the Time-Based Stock Awards and Financial Performance Stock Awards was based on 60% of the officer’s then-annual base salary (75% in the case of Mr. Taylor), except for

Mr. Noesen’s targeted number of shares, and was split evenly between the Time-Based Stock Awards and the Financial Performance Stock Awards. The amount of Mr. Noesen’s grant was based on Mr. Noesen’s performance as an employee.

With respect to the Time-Based Stock Awards, Mr. Taylor was granted 14,066 shares, Mr. Hobbs was granted 7,315 shares, Ms. Goss was granted 5,964 shares, Mr. Treece was granted 5,626 shares and Mr. Noesen was granted 2,500 shares.  One third of these awards granted to each of the Named Executive Officers except Mr. Noesen vested on December 31, 2014, and one half of the remaining awards are expected to vest on each of December 31, 2015 and December 31, 2016.  Of Mr. Noesen’s awards, one third of the awards vested on February 4, 2015, and one half of the remaining awards are expected to vest on each of February 4, 2016 and February 4, 2017.

Vesting of these Financial Performance Stock Awards is similar to that of the Financial Performance Stock Awards granted in 2013 in that it is based on the Company’s return on average assets.  The 2014 Financial Performance Stock Awards, however, were divided into multiple tranches, one for each year in the performance period, with the earning of shares represented by each tranche contingent upon satisfaction of performance criteria in the specific year corresponding to that tranche.  Specifically, for each year if target return on average assets is met, 100% of the target shares multiplied by that year’s vesting percentage is earned and will vest at December 31, 2016.  The awards have an expiration date of December 31, 2016.  This is in contrast to the 2013 Financial Performance Stock Awards where satisfaction of the performance criteria is measured in aggregate for the entire award by actual performance over the three-year performance period compared to the established performance criteria.

With respect to these Financial Performance Stock Awards, Mr. Taylor has an opportunity to earn 3,516 shares at the threshold level and 14,066 shares at the target level, Mr. Hobbs has an opportunity to earn 1,829 shares at the threshold level and 7,314 shares at the target level, Ms. Goss has an opportunity to earn 1,491 shares at the threshold level and 5,964 shares at the target level, Mr. Treece has an opportunity to earn 1,407 shares at the threshold level and 5,627 shares at the target level and Mr. Noesen has an opportunity to earn 625 shares at the threshold level and 2,500 shares at the target level.

Also in February 2014, the CNG Committee granted each Named Executive Officer an additional grant of Time-Based Stock Awards.  The necessity for this grant was based upon the CNG Committee’s consideration of compensation paid by the Company’s peer group to their respective executive officers, the competitive market for managerial banking talent in Colorado and the need to bring compensation of the Company’s employees and officers in line with that paid by the Company’s competitors.   The CNG Committee determined that such awards would bring compensation in line with that paid by the Company’s competitors while further aligning management’s and stockholders’ interests in the long-term success of the Company.  With respect to these awards, Mr. Taylor was granted 7,641 shares, Mr. Hobbs was granted 5,248 shares, Ms. Goss was granted 4,681 shares, Mr. Treece was granted 4,293 shares and Mr. Noesen was granted 1,708 shares.

As a result of ongoing competition for executive talent in the Colorado market and earnings potential that management had created at the Company over the preceding year, the CNG Committee made an additional grant of restricted stock to our Named Executive Officers and certain other members of management in March 2014.  The CNG Committee determined to leverage these retention grants to retain management’s services in two ways: first, in addition to being divided evenly between Time-Based Awards and Financial Performance Stock Awards, the awards would vest over a longer period of five years instead of over a three-year period, as had been the case with the majority of previously granted awards.  The longer vesting period would provide a stronger emphasis on retention and require sustained exceptional performance in order to reap the benefits of the awards.

The second way by which the CNG Committee leveraged these awards was by requiring each Named Executive Officer other than Mr. Noesen to sign a noncompetition agreement in order to receive the awards.  Each noncompetition agreement provides that, if the respective Named Executive Officer is terminated for “cause” or resigns other than for “good reason” (each as defined in the agreement), then, for a period of one year following the Named Executive Officer’s date of termination (two years in the case of Mr. Taylor), the officer may not, among other restrictions: (i) solicit the Company’s clients or employees or interfere with any relationships between the Company and its clients or employees; or (ii) associate with any competitor of the Company within any county in which the Company has a branch as of the date of termination, in addition to El Paso County, Colorado.

One half of these awards were Time-Based Stock Awards and vest in five equal installments, with one fifth vesting on December 31, 2014, and one quarter of the remaining awards expected to vest on each of December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018.  The other half of the awards are Financial Performance Stock Awards and their vesting is similar to the vesting of the Financial Performance Stock Awards granted in February 2014, albeit over a period of five years instead of over a three-year period. With respect to these awards, Mr. Taylor was granted 51,985 shares, Mr. Hobbs was granted 26,601, Ms. Goss was granted 20,699 shares, Mr. Treece was granted 23,124 shares and Mr. Noesen was granted 15,000 shares.

The following table presents the 2014 performance metric, targets and achievement levels for the Financial Performance Stock Awards granted in February and March 2014:

	Performance Targets		% of Granted Shares Earned
Metric	Threshold	Target	Threshold	Target
2014 Return on Average Assets (bps)	0.77%	0.82%	25%	100%

____________

1.

No shares will vest until 12/31/2016 with respect to awards granted in February 2014 and until 12/31/2018 with respect to awards granted in March 2014.  The number of shares that vest will be determined by taking the sum of each year as determined under notes 4 and 5 below.

2.	Excludes net income derived from consumer mortgage lending.
3.

Extraordinary events including special gains or losses in connection with mergers and acquisitions or the sale of branches or significant portions of the Company and losses on the early repayment of debt will not be included in the ROAA calculation.

4.

For each year, if target ROAA is met, 100% of target shares times that respective year’s weighting will vest at 12/31/16 (for awards granted in February 2014) and at 12/31/18 (for awards granted in March 2014).

5.

For each year, if threshold ROAA is met, 25% of target shares times that respective year’s weighting will vest 12/31/16 (for awards granted in February 2014) and at 12/31/18 (for awards granted in March 2014).

6.	The number of shares vesting between the threshold and target for each year shall be determined (on a continuous scale) by interpolation.

2015 Awards.  In February 2015, the CNG Committee granted each Named Executive Officer two sets of stock awards, Time-Based Stock Awards and Financial Performance Stock Awards.  The targeted number of shares awardable pursuant to the combined grants to each Named Executive Officer with respect to the Time-Based Stock Awards and Financial Performance Stock Awards was based on 60% of the officer’s then-annual base salary (75% in the case of Mr. Taylor), except for Mr. Noesen’s targeted number of shares, and was split evenly between the Time-Based Stock Awards and the Financial Performance Stock Awards. The amount of Mr. Noesen’s grant was based on Mr. Noesen’s performance as an employee.

With respect to the Time-Based Stock Awards, Mr. Taylor was granted 13,691 shares, Mr. Hobbs was granted 7,093 shares, Ms. Goss was granted 5,737 shares, Mr. Treece was granted 5,528 shares and Mr. Noesen was granted 2,260 shares.  One third of these awards granted to each of the Named Executive Officers except Mr. Noesen are expected to vest on each of December 31, 2015, December 31, 2016 and December 31, 2017.  Of Mr. Noesen’s awards, one third of the awards are expected to vest on each of February 5, 2016, February 5, 2017 and February 5, 2018.

Vesting of these Financial Performance Stock Awards is similar to that of the Financial Performance Stock Awards granted in 2014 and is based on return on average assets.  In addition, the 2015 Financial Performance Stock Awards are subject to a payout trigger in that no award will vest for any given year if the Bank’s classified asset ratio (defined as total classified assets over the sum of Tier 1 capital at the Bank level plus the allowance for loan and lease losses) at the end of that year exceeds a specified percentage.  The awards have an expiration date of December 31, 2017.

With respect to these Financial Performance Stock Awards, Mr. Taylor has an opportunity to earn 3,233 shares at the threshold level and 12,931 shares at the target level, Mr. Hobbs has an opportunity to earn 1,759 shares at the threshold level and 7,035 shares at the target level, Ms. Goss has an opportunity to earn 1,423 shares at the threshold level and 5,690 shares at the target level, Mr. Treece has an opportunity to earn 1,371 shares at the threshold level and 5,483 shares at the target level and Mr. Noesen has an opportunity to earn 565 shares at the threshold level and 2,260 shares at the target level.

401(k) Plan.  The Company’s 401(k) plan allows participants to defer a portion of their base salaries, and the Company may provide a matching contribution to their deferrals.  In 2014, the Company provided a matching contribution equal to 50% of each dollar contributed by a participant to the 401(k) plan, up to a maximum of six percent (6%) of the participant’s base salary, subject to IRS limitations.  In other words, in 2014, the Company matched up to a maximum of 3% of a participant’s base salary, subject to IRS limitations.

Change in Control Protection.  The Company’s Change in Control Severance Plan (the “CIC Plan”) provides for severance compensation for each of our Named Executive Officers and certain other officers of the Company in the event of the officer’s involuntary termination without “cause” or a voluntary termination by the officer for “good reason” within two years following a change in control.  The purpose of the plan is to assist in recruiting, to encourage retention and to minimize the uncertainty and distraction caused by a potential acquisition and to allow management to focus on performance by providing transition assistance if there is a change in control.  In addition, the CIC Plan is intended to align executive and stockholder interests by enabling management to consider corporate transactions that are in the best interests of the Company and its stockholders without undue concern over whether a transaction may jeopardize their own employment.

The Company believes that change in control arrangements should compensate executives who are displaced by a change in control and should not serve as an incentive to increase an executive’s personal wealth. Therefore, the CIC Plan is a “double-trigger” plan- i.e., it requires that there be both a change in control and an involuntary termination without “cause” or a voluntary termination for “good reason” before an individual covered by the plan is entitled to any compensation.  The double-trigger ensures that the Company will become obligated to make payments under the CIC plan only if the executive is actually or constructively discharged as a result of the change in control.  For more information on the CIC Plan, see “Payments on Termination or Change of Control” below.

Section 162(m) Deductibility

Under Code Section 162(m), the Company’s ability to deduct compensation to its executive officers may be limited to the extent that total compensation paid to the Chief Executive Officer or to any of the other three most highly compensated executive officers (other than the Chief Financial Officer) exceeds $1 million in any one tax year.  The deduction limit does not apply to payments that qualify as “performance-based compensation” and satisfy certain requirements, including prior stockholder approval of the material terms of the performance goals pursuant to which the payments are to be made.  Regulations under Section 162(m) provide that restricted stock and restricted stock awards (other than qualifying performance-based stock and performance-based stock awards) may not be exempt from “compensation” if an executive officer’s aggregate compensation would exceed the $1 million limit.  Generally, it is the intent of the CNG Committee to structure the Company’s cash and stock-based compensation programs so that compensation payments and stock-based awards are tax deductible. However, the CNG Committee reserves the right, and has the discretion, to make payments or stock-based awards that are not tax deductible.

Summary Compensation Table

The following table sets forth certain summary information concerning compensation of the Company’s Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company who were serving as executive officers at the end of 2014 (collectively, the “Named Executive Officers”).

Summary Compensation Table for the Last Three Fiscal Years

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Paul W. Taylor	2014	495,000	—	1,179,171	237,500	26,498	1,938,169
President and Chief Executive Officer	2013	436,667	—	371,500	340,500	26,458	1,175,125
	2012	400,000	—	200,001	200,000	28,476	828,477

Michael B. Hobbs	2014	322,917	—	624,340	123,500	23,008	1,093,765
President, Guaranty Bank and	2013	297,917	—	251,000	195,100	22,928	766,945
Trust Company	2012	275,000	—	137,500	110,000	22,264	544,764

Cathy P. Goss	2014	264,167	—	501,041	100,700	23,008	888,916
Executive Vice President and	2013	254,167	—	178,000	167,600	22,863	622,630
Chief Credit Officer	2012	245,000	—	122,501	98,000	21,996	487,497

Christopher G. Treece	2014	248,750	—	519,633	95,000	22,821	886,204
Executive Vice President,	2013	234,167	—	168,000	154,400	22,270	578,837
Chief Financial Officer and Secretary	2012	225,000	—	112,499	90,000	21,511	449,010

Michael J. Noesen	2014	195,000	—	290,994	85,000	6,570	577,564
Executive Vice President, Business Banking,	2013	194,375	—	101,010	116,200	6,570	418,655
Guaranty Bank and Trust Company	2012	187,500	—	40,750	85,000	5,849	319,099

 ____________

(1)

Represents the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718, using the valuation assumptions described in the “Notes to the Consolidated Financial Statements” section of the Company’s Annual Report on Form 10-K, as filed with the SEC on February 18, 2015. For performance-based awards, the grant date value is reported based upon the probable outcome of the performance conditions.

(2)

Reflects payments made under the Company’s Cash Incentive Plan. Please refer to the “Annual Cash Incentive Compensation” subsection above for a discussion of the performance targets and other criteria regarding the cash incentive awards for 2014.

(3)	The following table sets forth the components of all other compensation reported above for the Named Executive Officers in 2014.

2014 All Other Compensation

Name	Perquisites / Personal Benefits ($) (a)	Company Contributions to 401(k) Plan ($)	Total ($)

Paul W. Taylor(1)	$21,298	$5,200	$26,498

Michael B. Hobbs(2)	$15,358	$7,650	$23,008

Cathy P. Goss(3)	$15,358	$7,650	$23,008

Christopher G. Treece(4)	$15,358	$7,463	$22,821

Michael J. Noesen(5)	$720	$5,850	$6,570

____________

(1)	Amount reflected under “Perquisites / Personal Benefits” includes an $18,000 car allowance, $2,220 for parking, a $540 cellphone allowance and payment of insurance premiums of $538.
(2)	Amount reflected under “Perquisites / Personal Benefits” includes a $12,000 car allowance, $2,100 for parking, a $720 cellphone allowance and payment of insurance premiums of $538.
(3)	Amount reflected under “Perquisites / Personal Benefits” includes a $12,000 car allowance, $2,100 for parking, a $720 cellphone allowance and payment of insurance premiums of $538.
(4)	Amount reflected under “Perquisites / Personal Benefits” includes a $12,000 car allowance, $2,100 for parking, a $720 cellphone allowance and payment of insurance premiums of $538.
(5)	Amount reflected under “Perquisites / Personal Benefits” includes a $720 cellphone allowance. 34

Grants of Plan-Based Awards

The following table provides information concerning non-equity awards for 2014 paid to our Named Executive Officers in February 2015 pursuant to the Cash Incentive Plan (other than the award paid to Mr. Noesen, which was paid pursuant to the Production Incentive Plan).  The table also provides each grant of an equity award made to a Named Executive Officer in 2014 pursuant to the Stock Incentive Plan.  Because the Stock Incentive Plan is scheduled to expire on April 4, 2015, in order to provide a more complete picture of awards granted under the plan the table also provides information concerning grants of equity awards made to our Named Executive Officers in February 2015 pursuant to the Stock Incentive Plan:

Name	Grant date of stock awards	Opportunity under annual non-equity incentive plan(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock (#)(3)	Grant date fair value of stock awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Paul W. Taylor	—	—	250,000	250,000	—	—	—	—	—
	2/10/2014	—	—	—	—	—	—	21,707	289,354
	2/10/2014	—	—	—	1,172	14,066	14,066	—	187,500
	3/28/2014	—	—	—	—	—	—	25,993	351,165
	3/28/2014	—	—	—	1,300	25,992	25,992	—	351,152
	2/3/2015	—	—	—	—	—	—	13,691	196,877
	2/3/2015	—	—	—	1,141	13,691	13,691	—	196,877

Michael B. Hobbs	—	—	130,000	130,000	—	—	—	—	—
	2/10/2014	—	—	—	—	—	—	12,563	167,465
	2/10/2014	—	—	—	609	7,314	7,314	—	97,496
	3/28/2014	—	—	—	—	—	—	13,300	179,683
	3/28/2014	—	—	—	665	13,301	13,301	—	179,697
	2/3/2015	—	—	—	—	—	—	7,093	101,997
	2/3/2015	—	—	—	591	7,093	7,093	—	101,997

Cathy P. Goss	—	—	106,000	106,000	—	—	—	—	—
	2/10/2014	—	—	—	—	—	—	10,645	141,898
	2/10/2014	—	—	—	497	5,964	5,964	—	79,500
	3/28/2014	—	—	—	—	—	—	10,350	139,829
	3/28/2014	—	—	—	517	10,349	10,349	—	139,815
	2/3/2015	—	—	—	—	—	—	5,737	82,498
	2/3/2015	—	—	—	478	5,737	5,737	—	82,498

Christopher G. Treece	—	—	100,000	100,000	—	—	—	—	—
	2/10/2014	—	—	—	—	—	—	9,919	132,220
	2/10/2014	—	—	—	469	5,627	5,627	—	75,008
	3/28/2014	—	—	—	—	—	—	11,562	156,203
	3/28/2014	—	—	—	578	11,562	11,562	—	156,203
	2/3/2015	—	—	—	—	—	—	5,528	79,493
	2/3/2015	—	—	—	461	5,529	5,529	—	79,507

Michael J. Noesen	—	—	78,000	85,000	—	—	—	—	—
	2/4/2014	—	—	—	—	—	—	4,208	55,419
	2/4/2014	—	—	—	208	2,500	2,500	—	32,925
	3/28/2014	—	—	—	—	—	—	7,500	101,325
	3/28/2014	—	—	—	375	7,500	7,500	—	101,325
	2/3/2015	—	—	—	—	—	—	2,260	32,499
	2/3/2015	—	—	—	188	2,260	2,260	—	32,499

____________

(1)	Please refer to the “Annual Cash Incentive Compensation” subsection above for a discussion of the Cash Incentive Plan and the performance measures on which awards granted pursuant to it are based.
(2)

The “Estimated Future Payouts under Equity Incentive Plan Awards” columns represent the threshold, target and maximum number of shares of voting common stock to which the recipient could be entitled for satisfaction of the respective performance measures to which each award is subject.  Please refer to the “Stock-Based Awards” subsection above for a discussion of the vesting, the applicability of dividends and other terms regarding these awards.

(3)

This column represents shares of restricted stock that vest in equal installments over three years, except for those awards granted on March 28, 2014, which vest in equal installments over five years.  Please refer to the “Stock-Based Awards” subsection above for additional discussion of the vesting, the applicability of dividends and other terms regarding these time-based awards.

(4)	This column represents that grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

The following table provides information concerning time-based equity awards granted to our Named Executive Officers in February 2015 and for the years ended December 31, 2014, 2013 and 2012:

Name	Grant date of award	Number of shares of time-based restricted stock (#)(1)	Grant date fair value of award ($)(2)

Paul W. Taylor	2/7/2012	12,270	100,000
	2/5/2013	10,891	110,000
	2/5/2013	15,000	151,500
	2/10/2014	21,707	289,354
	3/28/2014	25,993	351,165
	2/3/2015	13,691	196,877

Michael B. Hobbs	2/7/2012	8,435	68,745
	2/5/2013	7,425	74,993
	2/5/2013	10,000	101,000
	2/10/2014	12,563	167,465
	3/28/2014	13,300	179,683
	2/3/2015	7,093	101,997

Cathy P. Goss	2/7/2012	7,515	61,247
	2/5/2013	6,312	63,751
	2/5/2013	5,000	50,500
	2/10/2014	10,645	141,898
	3/28/2014	10,350	139,829
	2/3/2015	5,737	82,498

Christopher G. Treece	2/7/2012	6,901	56,243
	2/5/2013	5,816	58,730
	2/5/2013	5,000	50,500
	2/10/2014	9,919	132,220
	3/28/2014	11,562	156,203
	2/3/2015	5,528	79,493

Michael J. Noesen	2/7/2012	2,500	20,375
	2/5/2013	2,500	25,250
	2/5/2013	5,000	50,500
	2/4/2014	4,208	55,419
	3/28/2014	7,500	101,325
	2/3/2015	2,260	32,499

____________

(1)

This column represents shares of restricted stock that vest in equal installments over three years, except for those awards granted on March 28, 2014, which vest in equal installments over five years.  Please refer to the “Stock-Based Awards” subsection above for additional discussion of the vesting, the applicability of dividends and other terms regarding these time-based awards.

(2)	This column represents that grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

The following table provides information concerning performance-based equity awards granted to our Named Executive Officers in February 2015 and for the years ended December 31, 2014, 2013 and 2012, including the number of shares that had expired unvested on or prior to March 13, 2015:

Name	Grant date of award	Number of shares of performance-based restricted stock		Grant date fair value of award ($)(1)
		Maximum (#)	Expired unvested (#)

Paul W. Taylor	2/7/2012	12,270	12,270	100,000
	2/5/2013	10,891	0	110,000
	2/10/2014	14,066	0	187,500
	3/28/2014	25,992	0	351,152
	2/3/2015	13,691	0	196,877

Michael B. Hobbs	2/7/2012	8,435	8,435	68,745
	2/5/2013	7,428	0	75,015
	2/10/2014	7,314	0	97,496
	3/28/2014	13,301	0	179,697
	2/3/2015	7,093	0	101,997

Cathy P. Goss	2/7/2012	7,515	7,515	61,247
	2/5/2013	6,313	0	63,761
	2/10/2014	5,964	0	79,500
	3/28/2014	10,349	0	139,815
	2/3/2015	5,737	0	82,498

Christopher G. Treece	2/7/2012	6,901	6,901	56,243
	2/5/2013	5,820	0	58,782
	2/10/2014	5,627	0	75,008
	3/28/2014	11,562	0	156,203
	2/3/2015	5,529	0	79,507

Michael J. Noesen	2/7/2012	2,500	2,500	20,375
	2/5/2013	2,501	0	25,260
	2/4/2014	2,500	0	32,925
	3/28/2014	7,500	0	101,325
	2/3/2015	2,260	0	32,499

____________

(1)	This column represents that grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards

The following table contains information concerning the equity incentive plan awards for each named executive officer as of December 31, 2014:

2014 Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
		Time-Based Equity Incentive Plan Awards:		Performance-Based Equity Incentive Plan Awards:
Name	Grant Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($) (2)	Number of Unearned Shares (Unvested) (#) (3)	Market Value of Unearned Shares (Unvested) ($) (2)

Paul W. Taylor	2/5/2013	3,630	52,417	—	—
	2/5/2013	15,000	216,600	—	—
	2/5/2013	—	—	10,891	157,266
	2/10/2014	19,160	276,670	—	—
	2/10/2014	—	—	9,377	135,404
	3/28/2014	25,992	375,324	—	—
	3/28/2014	—	—	20,794	300,265

Michael B. Hobbs	2/5/2013	2,475	35,739	—	—
	2/5/2013	10,000	144,400	—	—
	2/5/2013	—	—	7,428	107,260
	2/10/2014	10,813	156,140	—	—
	2/10/2014	—	—	4,876	70,409
	3/28/2014	13,300	192,052	—	—
	3/28/2014	—	—	10,641	153,656

Cathy P. Goss	2/8/2011	2,333	33,689	—	—
	2/5/2013	2,104	30,382	—	—
	2/5/2013	5,000	72,200	—	—
	2/5/2013	—	—	6,313	91,160
	2/10/2014	9,085	131,187	—	—
	2/10/2014	—	—	3,976	57,413
	3/28/2014	10,350	149,454	—	—
	3/28/2014	—	—	8,279	119,549

Christopher G. Treece	2/8/2011	1,333	19,249	—	—
	2/5/2013	1,939	27,999	—	—
	2/5/2013	5,000	72,200	—	—
	2/5/2013	—	—	5,820	84,041
	2/10/2014	8,489	122,581	—	—
	2/10/2014	—	—	3,751	54,164
	3/28/2014	11,562	166,955	—	—
	3/28/2014	—	—	9,250	133,570

Michael J. Noesen	2/8/2011	1,667	24,071	—	—
	2/7/2012	833	12,029	—	—
	2/5/2013	1,667	24,071	—	—
	2/5/2013	5,000	72,200	—	—
	2/5/2013	—	—	2,501	36,114
	2/4/2014	5,041	72,792	—	—
	2/4/2014	—	—	1,667	24,071
	3/28/2014	9,000	129,960	—	—
	3/28/2014	—	—	6,000	86,640

____________

(1)                                Please refer to the “Stock-Based Awards” subsection above for a discussion of the vesting, the applicability of dividends and other terms regarding these time-based awards.

(2)                                 Market value is determined using the December 31, 2014 closing price of the Company’s voting common stock of $14.44 per share.

(3)                                 Please refer to the “Stock-Based Awards” subsection above for a discussion of the performance targets, vesting, the applicability of dividends and other terms regarding these performance-based awards.

Stock Vested

The following table contains information concerning each vesting of restricted stock during the fiscal year ended December 31, 2014 for each Named Executive Officer:

Name	Stock Awards
	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Paul W. Taylor	20,156	291,053

Michael B. Hobbs	15,467	223,343

Cathy P. Goss	12,560	178,497

Christopher G. Treece	12,855	183,987

Michael J. Noesen	3,332	43,891

Potential Payments on Termination or Change in Control

Change in Control Severance Plan.  The Company has a change in control severance plan, the CIC Plan, in which each of the Named Executive Officers is a participant.

The CIC Plan is a “double trigger” program, meaning payments are made only if the employee is involuntarily terminated “without cause” or voluntarily resigns for “good reason” within the two years following a change in control.  Under those circumstances, the Company will: (i) provide or pay, as the case may be, the participant: (A) his or her accrued base salary and benefits through termination, plus his or her pro rata target annual bonus for the year in which the participant is terminated; and (B) a designated multiple of the participant’s annual compensation (annual base salary plus the average annual bonus for the two most recent years); and (ii) provide the participant and his or her dependents with medical, dental and vision coverage for the lesser of the number of years corresponding to the participant’s severance multiple or through the date the participant ceases to be eligible for COBRA, unless the participant obtains other health coverage.  If a participant is subject to any excise tax imposed under Code Section 4999 by reason of a change in control, then the Company will pay to the participant an amount as specified in the CIC Plan, subject to a potential severance cutback (i.e., if the amounts payable to the participant do not exceed 110% of the greatest amount that could be paid to him without triggering the excise tax, then the amount payable will be reduced to that amount).  In consideration for the severance, a participant will generally be subject to a non-solicitation covenant following any termination of his or her employment for the number of years corresponding to the participant’s severance multiple.  In February of 2015, the Board of Directors amended the CICPlan to make certain administrative changes and to modify the length of the non-solicitation covenant to which a participant whose severance multiple is greater than two may become subject pursuant to the CIC Plan from a number of years equal to the participant’s severance multiple to two years.  In addition, any participant with a severance multiple greater than two will be subject to a non-competition covenant following any termination of his or her employment; the CIC Plan amendment modified the length of this covenant from two years to 18 months.

Mr. Taylor has a severance multiple of three, Messrs. Hobbs and Treece and Ms. Goss each have a severance multiple of two and Mr. Noesen has a severance multiple of one.  The CIC Plan is administered by the CNG Committee.  Under the CIC Plan:

•                  a “Change in Control” generally means: (i) a change in the majority control of the Company; (ii) a change in the majority (versus two-thirds under the Stock Incentive Plan) control of the Company’s Board of Directors; or (iii) the consummation of certain business combinations, including a reorganization, merger or consolidation, or the sale of all or substantially all of the assets of the Company, if the Company’s stockholders do not hold at least 55% (versus 70% under the Stock Incentive Plan) of the combined voting power of the resulting company and the existing directors do not constitute at least half (versus two-thirds under the Stock Incentive Plan) of the board of directors of the resulting company.

•                  “Good Reason” generally means: (i) the executive is assigned duties inconsistent with his position and present responsibilities; (ii) the executive’s base salary is reduced or benefits are significantly reduced; (iii) the executive is terminated other than for “cause”; or (iv) the executive is required to be based more than 30 miles from the location of his place of employment immediately before the Change in Control, except for normal business travel in connection with his duties with the Company. Isolated, insubstantial and inadvertent actions, taken in good faith and fully corrected by the Company before the date of termination generally do not constitute “good reason”.

•                  “Cause” generally refers to: (i) an executive’s intentional, continued failure to perform his duties for reasons other than physical or mental illness; (ii) an intentional illegal act or gross misconduct demonstrably injurious to the Company to more than a minimal extent; (iii) an intentional act of fraud, embezzlement or theft in connection with the business of the Company; (iv) a felony or a misdemeanor involving moral turpitude; or (v) an intentional breach of corporate fiduciary duty involving personal profit.

Stock Incentive Plan.  Under the Stock Incentive Plan, any unvested equity awards fully vest on a change in control.  No termination of employment is required.  As discussed above, if stockholders approve the 2015 Plan, awards granted under that plan would not automatically vest on a change in control and instead would be accelerated only if the awardee’s employment with the Company is terminated by the Company without “cause” or by the awardee for “good reason” within the requisite timeframe, or if the awardee dies or becomes disabled.  Awards granted under the Stock Incentive Plan, however, will continue to be governed by that plan’s terms and would not be subject to this “double-trigger” requirement.  The differences between the definition of “Change in Control” under the Stock Incentive Plan and the definition under the CIC Plan are noted above.

 Quantification of Potential Payments.    The following table sets forth the potential payments that would have been made to each Named Executive Officer upon a voluntary termination by the Named Executive Officer, an involuntary termination of the Named Executive Officer by the Company, a change in control of the Company, or a termination without “cause” of, or resignation for “good reason” by, the Named Executive Officer after a change in control. The amounts reflected in the table below are based on the assumptions that the Named Executive Officer was terminated on December 31, 2014 and that a change in control occurred as of December 31, 2014, as applicable.

			Benefits ($)(1)

Name	Target Annual Bonus ($)(1)	Severance ($)(1)	Continuation of Medical/ Welfare Benefits ($)(1)	Excise Tax Gross-Up ($)(1)	Acceleration of Unvested Stock Awards ($)(2)	Acceleration of Unvested 401(k)	CIC Adjustment	Total ($)
Paul W. Taylor
Voluntary Termination	0	0	0	0	0	0	0	0
Involuntary Termination before Change in Control(3)	0	173,077	0	0	0	0	0	173,077
Change in control	0	0	0	0	1,513,948	0	0	1,513,948
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	250,000	2,560,750	77,591	1,628,737	1,513,948	0	0	6,031,026
Michael B. Hobbs
Voluntary Termination	0	0	0	0	0	0	0	0
Involuntary Termination before Change in Control(3)	0	100,000	0	0	0	0	0	100,000
Change in control	0	0	0	0	859,657	0	0	859,657
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	130,000	1,097,100	52,804	692,472	859,657	11,374	0	2,843,407
Cathy P. Goss
Voluntary Termination	0	0	0	0	0	0	0	0
Involuntary Termination before Change in Control(3)	0	81,538	0	0	0	0	0	81,538
Change in control	0	0	0	0	685,033	0	0	685,033
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	106,000	901,600	36,250	558,264	685,033	0	0	2,287,147
Christopher G. Treece
Voluntary Termination	0	0	0	0	0	0	0	0
Involuntary Termination before Change in Control(3)	0	76,923	0	0	0	0	0	76,923
Change in control	0	0	0	0	680,759	0	0	680,759
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	100,000	844,500	52,804	557,451	680,759	0	0	2,235,514
Michael J. Noesen
Voluntary Termination	0	0	0	0	0	0	0	0
Involuntary Termination before Change in Control(3)	0	60,000	0	0	0	0	0	60,000
Change in control	0	0	0	0	481,949	0	0	481,949
Termination without “Cause” or Resignation for “Good Reason” after Change in Control	78,000	373,600	26,204	0	481,949	0	0	959,753

____________

(1)

The amounts shown in the first four columns of the above table in the “Termination without ‘Cause’ or Resignation for ‘Good Reason’ after a Change in Control” row are based on the following assumptions and provisions of the CIC Plan:

•               Covered terminations  The table assumes a termination of employment that is eligible for severance under the terms of the CIC Plan, based on the Named Executive Officer’s compensation and benefits at December 31, 2014. Eligible terminations include an involuntary termination for reasons other than “cause”, or a voluntary termination by the executive for “good reason” within two years following the change in control.

•  Target annual bonus.  Represents the target annual bonus for 2014. This payment would be a lump sum payment. If the Named Executive Officer were to be terminated at any other time during the year, the target annual bonus would be prorated through the date of termination.

•  Cash severance payment.  Represents the amount payable by multiplying the sum of the Named Executive Officer’s base salary and target annual bonus times the Named Executive Officer’s severance multiple.

•  Continuation of medical and welfare benefits.  Represents the present value of the CIC Plan’s guarantee for two years (three years for Mr. Taylor and one year for Mr. Noesen) following a covered termination of continued coverage equivalent to the Company’s current active employee medical, dental and vision benefits. The following standard actuarial assumptions were used to calculate each individual’s medical and welfare benefits: a 0.41% discount rate and assumed annual premiums of $25,864 for Mr. Taylor, $26,402 for Messrs. Hobbs, Treece and Noesen and $18,125 for Ms. Goss.

•  Excise tax payment.  Upon a change in control, participants in the CIC Plan may be subject to certain excise taxes under Code Section 4999. Under the CIC Plan, the Company has agreed to reimburse the affected participants for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursements for the excise taxes, subject to a potential 10% severance cutback. The amounts in the table are based on an excise tax rate of 20%, a 39.6% federal income tax rate net of state benefit and a 4.63% state income tax rate plus a 1.45% Medicare tax rate and a surcharge of 0.9%.

(2)

Amounts represent unvested restricted stock. On a change in control, all equity awards under the Stock Incentive Plan would fully vest. No termination of employment is required to receive this benefit.

(3)

The values provided in the “Involuntary Termination before Change in Control” row assume that: (i) the Named Executive Officer met all relevant criteria under the Employee Severance Pay Plan (described above); (ii) the termination occurred on December 31, 2014; and (iii) the executive received the 16-week minimum severance payment. The plan is not available to the executive to the extent he or she is covered by the CIC Plan.

Employee Severance Pay Plan.  This plan generally provides certain benefits to both salaried and hourly part-time and full-time employees (“eligible employees”) whose employment is involuntarily terminated because of permanent layoffs, permanent reductions in force, cutbacks in business, the discontinuance of all or any part of the Company’s operations or the elimination of an eligible employee’s job resulting from a change in the Company’s business needs, operations or organization, whether as a result of a reorganization, acquisition or merger or otherwise.  Benefits provided under the plan include a: (i) basic severance benefit in which eligible employees receive compensation equal to one pay period based on, for salaried employees, the employee’s weekly base salary or, for hourly employees, the employee’s hourly wage multiplied by the number of hours that employee is scheduled to work; and (ii) supplemental severance benefit, which is calculated net of the basic severance benefit.  The supplemental severance benefit provides employees with less than one year of continuous service with four weeks of salary, and employees with one or more year of continuous service with four weeks of salary and one additional week of salary for each full year of service beginning with the first year (with a maximum of 26 weeks of salary).  In addition, the plan provides eligible employees at the senior vice president level with a minimum severance payment of 12 weeks of salary and eligible employees at the executive vice president level with a minimum severance payment of 16 weeks of salary.  This plan is not available to the Named Executive Officers or other executive officers to the extent that they are covered by the CIC Plan.

Generally Available Benefits.   The Company provides limited termination benefits on a non-discriminatory basis to both salaried and hourly employees generally.  These payments and benefits include accrued salary and vacation pay and distributions of previously vested plan balances under the Company’s 401(k) plan.   Under the Company’s 401(k) plan, upon a change in control, any unvested Company contributions would fully vest.

REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

The CNG Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation,

Nominating and Governance Committee

Of the Board of Directors

Albert C. Yates, Chairman

Stephen D. Joyce

Gail H. Klapper

REPORT OF THE AUDIT COMMITTEE

The role of the Audit Committee is to: (i) assist Board oversight of: (A) the integrity of the Company’s financial statements; (B) the Company’s legal, regulatory and compliance matters; (C) the independent auditors’ qualifications and independence; and (D) the performance of the independent auditors and the Company’s internal audit function; (ii) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and (iii) prepare this Report. The Board has determined, upon recommendations from the CNG Committee, that each member of the Audit Committee is independent and financially literate and that at least one member, Keith R. Finger, is qualified as an audit committee financial expert, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq.

The Audit Committee operates pursuant to a written charter that was last amended as of February 5, 2013.  A copy of the Audit Committee charter may be obtained on the Company’s website at www.gbnk.com under the section entitled “Corporate Governance”.  As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2014 with management and the independent auditors.  The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board.  Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee’s charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for 2014 be included in its Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Keith R. Finger, Chairman

Edward B. Cordes

Stephen D. Joyce

Stephen G. McConahey

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions Policy

The Company’s Board of Directors adheres to an unwritten policy (the “Policy”) governing the approval of Related-Party Transactions. “Related-Party Transactions” include any transaction, or any amendment or modification to a transaction, involving a director or director nominee, executive officer, a 5% stockholder of the Company or any person known by the Company to be an immediate family member of any of the foregoing individuals that would need to be disclosed under Item 404(a) of Regulation S-K. Such transactions do not include, however, indemnification payments or compensation paid to directors and executive officers for their services as directors and executive officers. The Policy prohibits any Related-Party Transaction unless it is approved or ratified by the CNG Committee in accordance with the Policy. The Company’s Secretary, in consultation with management and outside counsel, analyzes all potential Related-Party Transactions brought to the attention of the Company to determine whether they constitute Related-Party Transactions. If the Secretary determines that a transaction constitutes a Related-Party Transaction, the CNG Committee will then review the transaction to determine whether to approve or ratify it. In making its determination, the CNG Committee considers several factors including, but not limited to, whether the terms of the Related-Party Transaction are fair to the Company; whether the Company has compelling business reasons to enter into the transaction; whether the transaction will impair the independence of an outside director; and whether the transaction presents an improper conflict of interest for any directors or executive officers of the Company. Any member of the CNG Committee having an interest in a transaction under review must abstain from voting on the approval of the Related-Party Transaction, but may, if the CNG Committee chair so requests, participate in the CNG Committee’s discussions of the transaction.

Certain Relationships and Related Party Transactions

Certain directors and executive officers and corporations and other organizations associated with them and members of their immediate families were customers of and had banking transactions, including loans in certain cases, with the Bank in the ordinary course of business in 2014.  These loans are exempt from the loan prohibitions of the Sarbanes-Oxley Act and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with persons not related to the Company.  These transactions did not involve more than the normal risk of collectability or present other unfavorable features.  The Company expects the Bank to have similar banking transactions with such persons in the future.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The Audit Committee has reappointed Crowe Horwath LLP (“Crowe Horwath”) as the independent registered public accounting firm to audit the consolidated financial statements of the Company for 2015.  Crowe Horwath has audited the consolidated financial statements of the Company since 2007.

Fees and Services

The following is a description of fees paid or payable by the Company to Crowe Horwath relating to the audit of the Company’s 2014 and 2013 consolidated financial statements and the fees for other professional services billed to the Company for 2014 and 2013:

Audit Fees:  The following table sets forth the audit fees for 2014 and 2013:

Audit Services	2014	2013

Audit of consolidated financial statements	$315,800	$333,500

Review of quarterly financial statements	90,000	75,000

Review of registration statements and issuance of consents	0	4,000

Total audit fees	$405,800	$412,500

Audit-Related Fees:  There were no audit-related fees billed to the Company by Crowe Horwath during the year ended December 31, 2014.  The aggregate audit-related fees billed to the Company by Crowe Horwath during the year ended December 31, 2013 totaled $53,945, which included fees for audit-related services regarding SEC filings and correspondence.

Tax Fees:  The aggregate tax fees billed to the Company by Crowe Horwath for the year ended December 31, 2014 totaled $32,550, which included fees for the preparation of the Company’s 2013 tax returns and other tax compliance matters.  The aggregate tax fees billed to the Company by Crowe Horwath for the year ended December 31, 2013 totaled $46,025, which included fees for the preparation of the Company’s 2012 tax returns and other tax compliance matters.

All Other Fees:  No other fees were billed to the Company for the years ended December 31, 2014 and December 31, 2013.

Pre-Approval Policies and Procedures:  The Audit Committee charter requires that the Audit Committee either pre-approve all audit, audit-related, tax and other services performed by the independent auditor or that it adopt appropriate procedures to pre-approve such services.  In 2014 and 2013, the Audit Committee pre-approved all audit services, non-audit services, audit-related services and tax services performed for the Company by its independent registered public accountant.  In approving any non-audit services, the Audit Committee considers whether the provision of the services would be compatible with the maintenance of its independent registered public accountant’s independence.  The Audit Committee has delegated to its Chair the authority to pre-approve any audit or non-audit services to be performed by the independent auditor, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers as well as persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership of, and transactions in, the Company’s equity securities with the SEC.  Such persons are required to furnish the Company with copies of all Section 16(a) reports that they file.  Based solely on a review of the copies of such reports furnished to the Company, and on written representations from certain reporting persons that they have complied with the applicable filing requirements, the Company believes that none of its directors, executive officers and 10% stockholders failed to file on a timely basis reports required by Section 16(a) during 2014.

OTHER BUSINESS

Except as set forth herein, management has no knowledge of any other business to come before the Meeting.  If, however, any other matters of which management is now unaware properly come before this Meeting, it is the intention of the persons named in the proxy card to vote on the Proposals set forth in the proxy card in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy card.

Stockholder Proposals and Director Nominations — 2016 Annual Meeting

Business must be properly brought before an annual meeting in order to be considered by stockholders.  To be considered for inclusion in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders, a stockholder proposal must be received by the Company’s Secretary at the address indicated below no later than November 21, 2015 and must satisfy the requirements of Rule 14a-8 of Regulation 14A of the SEC proxy rules.  Any stockholder proposal submitted for inclusion in the Company’s proxy materials will be subject to the rules and regulations of the SEC concerning stockholder proposals.

With respect to any stockholder proposal to be submitted for the 2016 Annual Meeting of Stockholders, but not included in the Company’s proxy statement, the Company’s Bylaws require that the proposal must be delivered to the Company’s Secretary at the address indicated below no earlier than January 5, 2016 and no later than February 4, 2016 and must satisfy the requirements under Section 10 of Article I of the Company’s Bylaws.

Pursuant to Section 10 of Article I of the Company’s Bylaws, nominations for the election of directors may be made by a stockholder entitled to vote for the election of directors by delivering a notice in writing to the Company’s Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the date of the annual meeting of stockholders for the preceding year.  Director nominations proposed by stockholders for the 2016 Annual Meeting of Stockholders must be delivered to the Company’s Secretary (at the address indicated below) no earlier than January 5, 2016 and no later than February 4, 2016.  Pursuant to the Company’s Bylaws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

•     The stockholder’s name, address and beneficial ownership of shares of the Company, and any direct or indirect short interest of such stockholder in any shares of the Company, including evidence of ownership of any such shares and entitlement to vote such shares for the election of directors at the annual meeting,

•     The name and age of the person(s) to be nominated,

•     The business address, residential address and principal occupation or employment of each nominee during the past five years, and the other information required by Items 401(a), (e) and (f) of Regulation S-K,

•     The nominee’s signed consent to serve as a director of the Company, if elected,

•     The number of shares of the Company’s stock beneficially owned by each nominee,

•      A description of all arrangements and understandings between the stockholder and nominee pursuant to which the nomination is to be made, and

•     Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

A copy of the Company’s Bylaws specifying the above requirements will be furnished to any stockholder upon written request to the Secretary at the following address:

Guaranty Bancorp
Attention:  Christopher G. Treece, Secretary
1331 Seventeenth Street, Suite 200
Denver, Colorado  80202

Discretionary Authority Conferred in Proxy Solicited by the Company — 2016 Annual Meeting

The proxy solicited by the Company for the 2016 Annual Meeting of Stockholders will confer discretionary authority on the Company’s proxies on: (i) any proposal presented by a stockholder at that meeting for which the Company has not been provided with notice on or prior to February 4, 2016; and (ii) any proposal made in accordance with Company’s Bylaws, if the proxy statement relating to the 2016 Annual Meeting of Stockholders briefly describes the matter and how the Company’s proxies intend to vote on it and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing in care of the Company’s Secretary at the address set forth above.  The Board of Directors has adopted a process for handling correspondence received by the Company and addressed to members of the Board.  Under that process, the Secretary of the Company reviews all such correspondence and forwards to the Board (or specific members of the Board, as appropriate) a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or committees thereof, or that he or she otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company’s internal auditor, the chair of the Audit Committee and other members of the Company’s Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.  These procedures include the ability to post reports anonymously via an Internet-based tool or directed “hotline” available to employees for purposes of reporting alleged or suspected wrongdoing.  The procedures for handling communications with the Board of Directors and for handling complaints may be obtained on the Company’s website at www.gbnk.com under the section entitled “Corporate Governance”.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the sections in this Proxy Statement entitled “Report of the Compensation, Nominating and Governance Committee” and “Report of the Audit Committee” shall not be deemed to be incorporated by reference into any such filing except to the extent the Company specifically incorporates such sections by reference therein.

Exhibit A

GUARANTY BANCORP

2015 LONG-TERM INCENTIVE PLAN

1. Purpose of the Plan.  The purpose of this Guaranty Bancorp 2015 Long-Term Incentive Plan is to offer certain Employees, Non-Employee Directors, Consultants and prospective Employees the opportunity to acquire a proprietary interest in the Company.  Through the Plan, the Company and its Affiliates seek to attract, motivate, and retain highly competent persons. The success of the Company and its Affiliates is dependent upon the efforts of these persons. The Plan provides for the grant of Options, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards, Stock Appreciation Rights, other Equity-Based Awards and Performance Bonuses. An Option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.

2. Definitions. As used herein, the following definitions shall apply.

“Act” shall mean the Securities Act of 1933, as amended.

“Administrator” shall mean the Board or the Committee, subject to Section 3(a) of the Plan.

“Affiliate” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

“Award” shall mean an Option, Stock Award, SAR, other Equity-Based Award or Performance Bonus.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning given to it under the Participant’s employment agreement with the Company or an Affiliate, or a policy or other plan of the Company or an Affiliate to which the Participant is subject. If the Participant does not have an employment agreement or the employment agreement does not define this term, or the Company or an Affiliate does not have such a policy or other plan that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Participant’s service with the Company or an Affiliate, as determined by the Administrator or the Company.

“Change in Control” shall mean:

(i) stockholder approval of a plan of dissolution or liquidation of the Company;

(ii) the individuals who, as of the effective date of the Plan, constitute the Board (“Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided,  however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further,  however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of

(iii) Section 13(d) or 14(d) of the Exchange Act) (a “Person”) other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

(iv) the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where: (A) the stockholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least 70% of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

(v) the sale of all or substantially all the assets of the Company to another Person; or

(vi) the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee appointed by the Board in accordance with Section 3 below.

“Common Stock” shall mean the voting common stock of the Company, $0.001 par value.

“Company” shall mean Guaranty Bancorp, a Delaware corporation.

“Consultant” shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

“Covered Employee” shall mean any Participant who is designated as a Covered Employee by the Administrator because it is anticipated that his or her compensation may exceed the limit under Section 162(m) of the Code and for whom any Award is intended to satisfy the Performance-Based Exception.

“Date of Grant” shall mean the effective date as of which the Administrator grants an Option to an Optionee, a Stock Award to a Grantee, or a SAR to an Optionee.

“Disability” shall mean a determination by the Administrator that a Participant is “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422(c)(6) of the Code.

“Employee” shall mean any individual who is a common-law employee of the Company or an Affiliate.

“Equity-Based Award” shall mean an award issued pursuant to Section 12.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price,” in the case of an Option, shall mean the exercise price of a share of Optioned Stock. “Exercise Price,” in the case of a SAR or Option, shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR or Option.

“Extraordinary Events” shall mean, with respect to the Company, any of the following: (i) changes in tax law, generally accepted accounting principles or other such laws or provisions affecting reported financial results, (ii) accruals for reorganization and restructuring programs, (iii) special gains or losses in connection with mergers and acquisitions or on the sales of branches or significant portions of the Company, (iv) any extraordinary non-recurring items as determined under generally accepted accounting principles and/or described in management’s discussion and analysis of financial condition and results of operation appearing or incorporated by reference in the annual report on Form 10-K filed with the Securities and Exchange Commission, (v) losses on the early repayment of debt, or (vi) any other events or occurrences of a similar nature as determined by the Administrator.

“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ Global Market or the NASDAQ Capital Market, its Fair Market Value shall be the closing sales price per share for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer on the last market trading day prior to the day of determination; or

(iii) in the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator in accordance with Treasury Regulation §1.409A-1(b)(5)(iv)(B).

“Good Reason” shall have the meaning given to it under the Participant’s employment agreement with the Company or an Affiliate, or a policy or other plan of the Company or an Affiliate to which the Participant is subject. If the Participant does not have an employment agreement or the employment agreement does not define this term, or the Company or an Affiliate does not have such a policy or other plan that defines this term, then Good Reason shall include, without the Participant’s express written consent:

(i) the assignment to the Participant of any duties inconsistent with his or her title, position, duties, responsibilities and status with the Company as in effect immediately before the Change in Control, or any other action by the Company that results in a diminution of the Participant’s title, duties, position or reporting relationships, or any removal of the Participant from, or any failures to re-elect the Participant to, any of such positions, except in connection with the termination of his or her employment for Cause or as a result of his or her Disability or death, or termination by the Participant other than for Good Reason; provided that insubstantial or inadvertent actions not taken in bad faith which are remedied by the Company promptly after receipt of notice thereof given by the Participant shall not constitute Good Reason;

(ii) any reduction in the Participant’s base salary, or a significant reduction in the aggregate employee benefits provided to the Participant, unless such reduction applies equally to other similarly

(iii) situated employees of the Company, in each case, which is not remedied within 10 days after receipt by the Company of written notice from the Participant of such change or reduction, as the case may be;

(iv) the Company requiring the Participant to be based more than 30 miles from the location of his or her place of employment immediately before the Change in Control, except for normal business travel in connection with his or her duties with the Company; or

(v) failure by the Company to require any successor (whether direct or indirect, by purchase, merger consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume this Plan and all obligations hereunder.

An isolated, insubstantial and inadvertent action taken in good faith implicating clauses (i), (ii) or (iii) of this definition which is fully corrected by the Company before the Termination Date specified in the notice of termination shall not constitute Good Reason. A Participant must provide a notice of termination for Good Reason within 90 days following the Participant’s knowledge of existence of the event constituting Good Reason or such event shall not constitute Good Reason under this Plan.

“Granted Stock” shall mean the shares of Common Stock that were granted pursuant to a Stock Award other than Restricted Stock Unit Awards.

“Grantee” shall mean any person who is granted a Stock Award.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is so designated in the applicable Option Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

“Non-Employee Director” shall mean a non-employee member of the Board.

“Non-Statutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Notice of Stock Appreciation Rights Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an SAR.

“Notice of Stock Award Grant” shall mean the notice delivered by the Company to the Grantee evidencing the grant of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Equity-Based Award.

“Notice of Stock Option Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

“Option” shall mean a stock option granted pursuant to the Plan.

“Option Agreement” shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

“Optioned Stock” shall mean the Common Stock subject to an Option.

“Optionee” shall mean any person who receives an Option or a SAR.

“Participant” shall mean an Optionee or a Grantee.

“Performance-Based Exception” shall mean the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

“Performance Bonus” shall mean an Award granted pursuant to Section 13 of the Plan.

“Performance Cycle” shall mean the period designated by the Administrator during which performance objectives or goals must be met for Performance Stock Awards or Performance Bonuses, but in no event shall the period be more than 10 years.

“Performance Stock Award” shall mean an Award granted pursuant to Section 10 of the Plan.

“Plan” shall mean this Guaranty Bancorp 2015 Long-Term Incentive Plan, as amended and restated from time to time.

“Qualifying Performance Criteria”  shall mean the business criteria allowed under the performance goal requirements of Section 162(m) of the Code, including any one or more of the following objective performance criteria upon which the achievement of specific, pre-established, objective performance goals for each Participant are based as determined by the Administrator in connection with the grant and certification of Performance Stock Awards or Performance Bonuses: (i) net income, (ii) earnings per common share, (iii) return on equity, (iv) return on average equity, (v) return on average tangible common equity (defined as a ratio, the numerator of which is income before amortization of intangibles, and the denominator of which is average tangible common equity), (vi) return on assets, (vii) return on average assets, (viii) “efficiency ratio” determined as the ratio of total noninterest operating expenses (less amortization of intangibles) divided by total tax-equivalent revenues, (ix) “burden ratio” determined as the ratio of total noninterest operating expenses (less amortization of intangibles) less noninterest income over total tax-equivalent revenues, (x) noninterest income to total revenue ratio, (xi) noninterest income to average assets ratio, (xii) net interest margin, (xiii) net interest margin – tax equivalent, (xiv) ratio of noninterest expense (less amortization of intangibles) to average assets, (xv) credit quality measures (including non-performing asset ratio, net charge-off ratio, ratio of allowance to non-performing loans, and classified assets as a percentage of tier 1 capital plus allowance of loan losses), (xvi) noninterest bearing deposits as a percentage of total deposits, (xvii) brokered deposits as a percentage of total deposits, (xviii) loan growth, (xix) deposit growth, (xx) core deposit growth (defined as deposit growth excluding time deposits), (xxi) noninterest income growth, (xxii) budgeted noninterest income, (xxiii) yield on earning assets, (xxiv) tax-equivalent yield on earning assets, (xxv) loan yield, (xxvi) tax-equivalent loan yield, (xxvii) cost of funds, (xxviii) total stockholder return, (xxix) stock price, (xxx) market share, (xxxi) net interest income, (xxxii) pre-provision, pre-tax income, (xxxiii) regulatory criteria or measures, including compliance with a regulatory enforcement action or regulation (including a regulation that would exclude certain income from being included in any of the above criteria), or (xxxiv) other strategic milestones based on objective criteria established by the Administrator, provided that, with respect to Covered Employees, such strategic milestones must be approved by the stockholders of the Company prior to the payment of any Performance Stock Award or Performance Bonus. Qualifying Performance Criteria may be expressed in terms of: (A) attaining a specified absolute level of the criteria, or (B) a percentage increase or decrease in the criteria compared to a pre-established target or previous years’ results or relative absolute, percentile or quartile performance against a designated market index or comparison group, all as determined by the Administrator. The Qualifying Performance Criteria may be applied either to the Company as a whole or to a business unit or subsidiary, as determined in the discretion of the Administrator. The Administrator may include or exclude Extraordinary Events or any other objective events or occurrences either establishing the performance goal based on the Qualifying Performance Criteria or in determining whether the performance goal has been achieved; provided, however, that the Administrator shall not have the discretion to increase the amount of a Performance Stock Award or Performance Bonus that would otherwise be due to a Participant who is a Covered Employee based on such Covered Employee’s pre-established performance goals for the applicable Performance Cycle.

“Restricted Stock Award” shall mean an Award granted pursuant to Section 8 of the Plan.

“Restricted Stock Unit” shall mean a unit representing one Share, subject to the terms and conditions of a Restricted Stock Unit Award.

“Restricted Stock Unit Award” shall mean an Award granted pursuant to Section 9 of the Plan.

“Risk of Forfeiture” shall mean the Grantee’s risk that the Granted Stock may be forfeited and returned to the Company in accordance with Section 8, 9 or 10 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

“SAR” or “Stock Appreciation Right” shall mean a stock appreciation right granted pursuant to the Plan.

“SAR Agreement” shall mean a written agreement that evidences a SAR in such form as the Administrator shall approve from time to time.

“Service” shall mean the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination), (ii) transfers between locations of the Company or between the Company and any Affiliate, or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

“Service Provider” shall mean an Employee, Non-Employee Director, or Consultant.

“Share” shall mean a share of Common Stock.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Equity-Based Award.

“Stock Award Agreement” shall mean a written agreement that evidences a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Equity-Based Award in such form as the Administrator shall approve from time to time.

“Tax” or “Taxes” shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Participant in connection with his/her Awards.

“10% Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate).

“Termination Date” shall mean the date on which a Participant’s Service terminates, as determined by the Administrator in its sole discretion.

“Vesting Event” shall mean the earlier of: (i) the termination of a Participant’s Service by the Company or any successor entity thereto without Cause or by the Participant for Good Reason within 24 months following the occurrence of a Change in Control, or (ii) the death or Disability of the Participant.

3. Administration of the Plan.
(a) Except as otherwise provided for below, the Plan shall be administered by the Administrator, which shall be constituted to satisfy applicable laws.

(i) Section 162(m).  To the extent that the Administrator determines that it is desirable to qualify Awards as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Administrator shall be comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(ii) Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(b) Powers of the Administrator.  Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

(i) to exercise all of the powers granted to it under the Plan;
(ii) to determine the Fair Market Value of the Common Stock pursuant to the terms of the Plan;
(iii) to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;
(iv) to determine whether and to what extent Awards are granted under the Plan;
(v) to determine the number of Shares that pertain to each Award;
(vi) to approve the terms of the Option Agreements, Stock Award Agreements, and SAR Agreements;

(vii) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(viii) to determine the method of payment of the Exercise Price;
(ix) to delegate to others responsibilities to assist in administering the Plan; A-49

(x) to construe and interpret the terms of the Plan, Option Agreements, Stock Award Agreements, SAR Agreements and any other documents related to the Awards;

(xi) to interpret and administer the terms of the Plan to comply with all Tax rules and regulations or any other applicable law and to cause any Award that is intended to be exempt from Section 409A of the Code to continue to be so exempt; and

(xii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable.

(c) Effect of Administrator’s Decision.  All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

(d) Liability.  No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Administrator for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Administrator and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own willful criminal act, fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

(e) Notwithstanding anything to the contrary contained herein: (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board, and (ii) the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

4. Stock Subject to the Plan.

(a) Basic Limitation.  The total number of Options, Stock Awards, and SARs that may be awarded under the Plan may not exceed 935,000, subject to the adjustments provided for in Section 15(a) of the Plan. Upon approval of this Plan, no further awards may be made under the 2005 Stock Incentive Plan (the “2005 Plan”). The Company does not anticipate making additional grants under the 2005 Plan prior to the expiration of the 2005 Plan in April 2015.

(b) Additional Shares.  In the event that any outstanding Award expires or is canceled, forfeited or otherwise terminated, the Shares that pertain to the unexercised Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares that may be issued upon the exercise of Incentive Stock Options shall in no event exceed 750,000, subject to the adjustments provided for in Section 15(a) of the Plan. Notwithstanding the foregoing, Shares: (i) tendered or withheld in payment of an Option, (ii) tendered or withheld to satisfy any tax withholding obligation, or (iii) repurchased by the Company with Option proceeds shall not revert to or be added to the shares available for Awards pursuant to Section 4(a). Further, Shares covered by a SAR, to the extent that it is exercised and settled in Shares, and whether or not Shares are actually issued to the Participant upon exercise of the SAR, shall be considered issued or transferred pursuant to the Plan.

5. Eligibility.  The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator in its sole discretion to participate in the Plan.

6. Option Terms.  Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided,  however, that each Option Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Options to purchase more than 250,000 Shares, subject to the adjustments provided for in Section 15(a) of the Plan. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

(a) Exercise Price.

(i) The Exercise Price of an Option shall be determined by the Administrator in its sole discretion but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

(ii) Notwithstanding the foregoing, where the outstanding shares of stock of another corporation are changed into or exchanged for shares of Common Stock without monetary consideration to that other corporation, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation and the exercise price of the Optioned Shares subject to each Option so granted shall be set in accordance with the provisions of Treasury Regulation §1.409A-1(b)(5)(v)(D).

(iii) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of: (A) cash, (B) check, (C) to the extent permitted by law, by such other method as the Administrator may from time to time prescribe or (D) any combination of the foregoing methods of payment. The Administrator may also permit Optionees, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to net exercise through the Company or through a brokerage or similar arrangement, approved in advance by the Administrator, and use the proceeds from such sale as payment of part or all of the exercise price of such shares. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (1) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (2) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System, as determined by the Administrator in its sole discretion.

(b) Vesting.  Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all Options that are outstanding on the date of the Vesting Event shall fully vest and become exercisable on such date (whether or not previously vested).

(c) Term of Options. No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

(d) Procedure for Exercise.  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(iii) above. In the event of a cashless exercise, the broker shall not be deemed to be an agent of the Administrator.

(e) Effect of Termination of Service.

(i) Termination of Service.    Upon termination of an Optionee’s Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee’s Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee’s entire Option then such unexercisable portion of his/her Option shall terminate. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate.

(ii) Disability of Optionee.  In the event of termination of an Optionee’s Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is 12 months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate.

(iii) Death of Optionee.  In the event that an Optionee should die while in Service, the Optionee’s Option may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option then such unexercisable portion of his/her option shall terminate. If after death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

(iv) Cause. In the event of termination of an Optionee’s Service due to Cause, the Optionee’s Option shall terminate on the Termination Date.

(v) Regulatory Compliance.  To the extent that the discretion granted in this subsection (e)(v) does not cause an Option to lose its exemption from the application of Section 409A of the Code or any regulations adopted pursuant thereto or does not violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(A) extend the period of time for which the Option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option term; and/or

(B) permit the Option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

(f) Stockholder Rights.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15(a) below.

7. Incentive Stock Options.  The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supersede any conflicting terms in Section 6 above.

(a) Eligibility. Incentive Stock Options may only be granted to Employees.

(b) Exercise Price.  The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided for in Subsection (d) below.

(c) Dollar Limitation.  In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

(d) 10% Stockholder.  If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

(e) Change in Status.  In the event of an Optionee’s change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

(f) Approved Leave of Absence.  If an Optionee is on an approved leave of absence, and the Optionee’s reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

8. Restricted Stock Award.  Each Restricted Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a) Risk of Forfeiture.

(i) General Rule.  Shares issued pursuant to a Restricted Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

(ii) Lapse of Risk of Forfeiture.  The Risk of Forfeiture shall lapse as the Grantee vests in the Restricted Stock Award. The Grantee shall vest in the Restricted Stock Award at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are still subject to a Risk of Forfeiture and that are outstanding on the date of the Vesting Event.

(iii) Forfeiture of Granted Stock.  Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock were not satisfied during the designated period of time.

(b) Rights as a Stockholder.  Upon the Date of Grant of a Restricted Stock Award, the Grantee shall have the same rights of a holder of Common Stock with respect to the voting of the Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c) Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Granted Stock.

9. Restricted Stock Unit Award.  Each Restricted Stock Unit Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a) Risk of Forfeiture.

(i) General Rule.  A Restricted Stock Unit Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement and shall comply with the terms specified below.

(ii) Lapse of Risk of Forfeiture.  The Risk of Forfeiture shall lapse as the Grantee vests in the Restricted Stock Unit Award. The Grantee shall vest in the Restricted Stock Unit Award at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those Restricted Stock Unit Awards that are still subject to a Risk of Forfeiture and that are outstanding on the date of the Vesting Event.

(iii) Forfeiture of Restricted Stock Unit Awards.  Except as otherwise determined by the Administrator in its discretion, Restricted Stock Unit Awards that are subject to a Risk of Forfeiture shall automatically be forfeited on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock Unit Awards were not satisfied during the designated period of time.

(iv) Maturity Date.  The Stock Award Agreement shall specify the maturity date applicable to each Restricted Stock Unit; provided, however, that in no event shall the maturity date extend beyond the later of: (A) the date that is 2 ½ months from the end of the Company’s first taxable year in which the Restricted Stock Unit is no longer subject to a Risk of Forfeiture and (B) the date that is 2 ½ months from the end of the Grantee’s first taxable year in which the Restricted Stock Unit is no longer subject to a Risk of Forfeiture. On the maturity date, the Company shall transfer to Grantee one unrestricted, fully transferable share of Common Stock for each vested Restricted Stock Unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied.

10. Performance Stock Award.  Each Performance Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator, and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below. Either Shares or Restricted Stock Units may be subject to a Performance Stock Award.

(a) Risk of Forfeiture.

(i) General Rule.  Shares or Restricted Stock Units subject to a Performance Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below. No Grantee may receive a Performance Stock Award in any one calendar year in excess of $3,000,000 based on the Fair Market Value of a Share on the Date of Grant.

(ii) Lapse of Risk of Forfeiture.  The Risk of Forfeiture shall lapse as the Grantee vests in the Performance Stock Award. The Grantee shall vest in or accelerate vesting in the Performance Stock Award, in whole or in part, if certain conditions and/or restrictions imposed by the Administrator are achieved or satisfied during the Performance Cycle designated by the Administrator. The Administrator shall impose such conditions and/or restrictions on the Performance Stock Award as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance objectives (company-wide, business unit, subsidiary and/or individual), Qualifying Performance Criteria, timed-based restrictions (but only if coupled with specific performance objectives or Qualifying Performance Objectives) and/or restrictions under applicable federal or state securities laws. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those Shares or Restricted Stock Units that are subject to the Performance Stock Award and that are outstanding and still subject to a Risk of Forfeiture on the date of the Vesting Event.

(iii) Forfeiture of Performance Stock Award.  A Performance Stock Award, to the extent that it is subject to a Risk of Forfeiture, shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any of the conditions and/or restrictions to the vesting of the Performance Stock Award, including specific performance objectives or Qualifying Performance Objectives, were not satisfied or achieved during the designated Performance Cycle.

(iv) Maturity Date.  If applicable, the Stock Award Agreement shall specify the maturity date applicable to each Restricted Stock Unit; provided, however, that in no event shall the maturity date extend beyond the later of: (A) the date that is 2 ½ months from the end of the Company’s first taxable year in which the Restricted Stock Unit is no longer subject to a Risk of Forfeiture and (B) the date that is 2 ½ months from the end of the Grantee’s first taxable year in which the Restricted Stock Unit is no longer subject to a Risk of Forfeiture. On the maturity date, the Company shall transfer to Grantee one unrestricted, fully transferable share of Common Stock for each vested Restricted Stock Unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied.

(b) Rights as a Stockholder.  If Shares are subject to the Performance Stock Award, upon the Date of Grant of a Performance Stock Award, the Grantee shall have the same rights of a holder of Common Stock with respect to the voting of the Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c) Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on Granted Stock.

11. Stock Appreciation Rights.  Each SAR shall be evidenced by a SAR Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each SAR Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) SARs that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 15(a) of the Plan.

(a) Exercise Price. The Exercise Price of a SAR shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

(b) Vesting.  Any SAR granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the SAR Agreement. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all of the Optionee’s SARs that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

(c) Term of SARs. No SAR shall have a term in excess of 10 years measured from the Date of Grant of such SAR.

(d) Procedure for Exercise.  A SAR shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the SAR Agreement by the person entitled to exercise the SAR. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the Fair Market Value (on the date of surrender) of a Share exceeds the Exercise Price of such SAR. The Company shall pay this amount in the form of Common Stock.

(e) Effect of Termination of Service.

(i) Termination of Service.  Upon termination of an Optionee’s Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her SARs, but only on or prior to the date that is three months following the Optionee’s Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration of the term of such SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, on the Termination Date, the Optionee is not entitled to exercise all of the Optionee’s SARs, then such SARs shall terminate. If, after termination of Service, the Optionee does not exercise his/her vested SARs within the time specified herein, the SARs shall terminate.

(ii) Disability of Optionee.  In the event of termination of an Optionee’s Service due to his/her Disability, the Optionee may exercise his/her SARs, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). To the extent the Optionee is not entitled to exercise the SARs on the Termination Date, or if the Optionee does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate.

(iii) Death of Optionee.  In the event that an Optionee should die while in Service, the Optionee’s SARs may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the SARs by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the SARs at the date of death (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, at the time of death, the Optionee was not entitled to exercise all of his/her SARs, then such unexercisable portion of his/her SARs shall terminate. If after death, the Optionee’s estate or a person who acquires the right to exercise the SARs by bequest or inheritance does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate.

(iv) Cause. In the event of termination of an Optionee’s Service due to Cause, the Optionee’s SARs shall terminate on the Termination Date. A-56

(v) Regulatory Compliance.  To the extent that the discretion granted in this subsection (e)(v) does not cause a SAR to lose its exemption from the application of Section 409A of the Code or any regulations adopted pursuant thereto or does not violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the Administrator shall have complete discretion, exercisable either at the time a SAR is granted or at any time while the SAR remains outstanding, to:

(A) extend the period of time for which the SAR is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that SAR to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the SAR term; and/or

(B) permit the SAR to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such SAR is exercisable at the time of the Optionee’s cessation of Service but also with respect to one more additional installments in which the Optionee would have vested had the Optionee continued in Service.

12. Other Equity-Based Awards.  The Administrator may grant other types of Equity-Based Awards to a Service Provider, in such amounts and subject to such terms and conditions, as the Administrator shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. Such Equity-Based Award shall be evidenced by an agreement, the terms of which shall contain all necessary provisions to ensure that: (a) such Equity-Based Award is exempt from Section 409A of the Code, or (b) if such Equity-Based Award is not exempt from Section 409A of the Code that such Equity-Based Award complies with all requirements of Section 409A of the Code and the regulations promulgated thereunder.

13. Grant of Performance Bonus.  The Administrator may grant a Performance Bonus to certain Employees selected for participation, subject to the provisions of the Plan and such other terms and conditions as the Administrator may determine. The Administrator will determine the amount that may be earned as a Performance Bonus in any Performance Cycle upon the achievement of a performance goal established by the Administrator. Provided, however, the maximum amount made subject to a Performance Bonus granted to any Employee in any calendar year may not exceed $3,000,000. The Administrator shall select the applicable performance goal for each Performance Cycle in which a Performance Bonus is awarded. The performance goal shall be based upon all or some of the Qualifying Performance Criteria.

(a) Conditions of Performance Bonus.  In addition to any other requirements set forth in this Plan or in the applicable Award Agreement, in order for any Participant to be entitled a Performance Bonus, the applicable performance goal established by the Administrator must first be obtained or exceeded.

(b) Payment of Performance Bonus.  A Performance Bonus may be paid in either cash or shares of Common Stock as determined in the sole discretion of the Administrator no later than 75 days after the date the Participant becomes vested in the Performance Bonus.

14. Section 162(m) Deduction Qualifications.

(a) Awards for Covered Employees.  The Administrator may, subject to this Section 14, make any adjustments it deems appropriate. Notwithstanding the above, the Administrator may, in its sole discretion, with respect to any Award under the Plan, determine that compliance with Section 162(m) of the Code is not desired after consideration of the goals of the Company’s executive compensation philosophy and whether it is in the best interests of the Company to have such Award so qualified.

(b) Designation of Covered Employees.  For each Performance Cycle, the Administrator will designate which Participants are Covered Employees within 90 days of the beginning of the Performance Cycle (or such earlier or later date as is permitted or required by Section 162(m) of the Code).

(c) Establishment of Qualifying Performance Criteria and Awards for Covered Employees.  Within 90 days of the beginning of a Performance Cycle (or such earlier or later date as is permitted or required by Section 162(m) of the Code), the Administrator shall, in its sole discretion, for each such Performance Cycle, determine and establish in writing one or more performance goals based on one or more Qualifying Performance Criteria applicable to the Performance Cycle for each Covered Employee. The Administrator may establish any number of differing Performance Cycles, performance goals, Qualifying Performance Criteria, and Awards for Covered Employees running concurrently, in whole or in part.

(d) Certification of Achievement of Qualifying Performance Criteria and Amount of Awards.  After the end of each Performance Cycle, or such earlier date if the Qualifying Performance Criteria are achieved (and such date otherwise complies with Section 162(m) of the Code), the Committee shall certify in writing, prior to the payment of any Award to a Covered Employee (other than an Award where the compensation paid is solely attributable to the increase in the value of Common Stock), that the performance goal based on the Qualifying Performance Criteria for the Performance Cycle and all other material terms of the Plan were satisfied. No such Award, including any Performance Bonus, shall vest until the Committee certifies that the performance goal has been achieved as described in this Section 14(d) and in accordance with the requirements of Section 162(m) of the Code. The Administrator may not, under any circumstances, increase an Award to a Covered Employee above the amount payable pursuant to the pre-established performance goal based on the Qualifying Performance Criteria for the Performance Cycle.

(e) Tax and Security Laws.  In the event that applicable tax and/or securities laws change to permit the Administrator discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Administrator shall have the sole discretion to make such changes without obtaining stockholder approval.

15. Adjustments Upon Changes in Capitalization; Change in Control.

(a) Adjustments Upon Changes in Capitalization.  The limitations set forth in Sections 4, 6, and 11 of the Plan, the number of Shares that pertain to each outstanding Award, and the Exercise Price of each Option and SAR shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made in the sole discretion of the Administrator and, if applicable, in accordance with Treasury Regulation §1.409A-1(b)(5)(v)(H).

(b) Change in Control.

(i) Unless otherwise determined by the Administrator (or unless otherwise set forth in an employment agreement or a severance agreement or plan applicable to a Participant), if a Participant’s Service is terminated by the Company or any successor entity thereto without Cause or by the Participant for Good Reason, in each case upon or within 24 months after a Change in Control, each Award granted to the Participant prior to the applicable Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of Service. Further, as of the Change in Control date: (A) any outstanding Performance Stock Awards and Performance Bonuses awarded to the Participant shall be deemed earned at the greater of the target level or actual performance level through the Change in Control date (or if no target level is specified, the maximum level) with respect to all open Performance Cycles and shall be subject to time-based vesting following the

Change in Control in accordance with the original Performance Cycle, and (B) if the Participant’s Service subsequently terminates such that a Vesting Event is deemed to have occurred, then the Participant shall become 100% vested in that portion of the Participant’s Restricted Stock Award and Performance Bonus that is still subject to a Risk of Forfeiture and that are outstanding, or that has not yet been paid, as applicable, on the date of the Vesting Event as provided in Section 8(a)(ii).

(ii) Notwithstanding the foregoing, in the event of a Change in Control and subject to Section 26, a Participant’s Award may be treated, to the extent determined by the Administrator to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Administrator in its sole discretion: (A) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted under the Plan, as determined by the Administrator in its sole discretion, (B) cancel such Award for fair value (as determined in the sole discretion of the Administrator) which, in the case of Options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options or SARs over the aggregate Exercise Price of such Options or SARs, as the case may be, or (C) provide that for a period of at least 20 days prior to the Change in Control, any Options or SARs will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Administrator may, in its sole discretion, terminate any Option or SAR for which the Exercise Price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

16. Non-transferability of Awards.  Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and, if applicable, may be exercised, during the lifetime of a Participant, only by the Participant. Notwithstanding the immediately preceding sentence, the Administrator may permit a Participant to transfer any Award that is not an Incentive Stock Option to one or more of the Participant’s immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members. For purposes of the Plan: (i) the term “immediate family” shall mean the Participant’s spouse and issue (including adopted and step children), and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Participant and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Participant to make such a transfer, shall have adverse consequences to the Company or the Participant by reason of Section 162(m) of the Code.

17. No Repricing Without Stockholder Approval.  Notwithstanding anything in this Plan to the contrary, neither the Administrator nor the Company may take any action that would constitute or may be considered a “repricing” under generally accepted accounting principles or any applicable stock exchange rule or regulation with respect to any Options or any other type of Award without the approval of the Company’s stockholders. In addition, the Administrator shall not, without the approval of the Company’s stockholders, cancel any Options or SARs in exchange for cash or another Award.

18. Share Escrow/Legends.  Unvested Shares issued under the Plan may, in the Administrator’s discretion, be held in escrow by the Company until the Participant’s interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

19. Tax Withholding.

(a) For corporate purposes, the Company’s obligation to deliver Shares upon the exercise of Options, deliver Shares or cash upon the exercise of SARs, or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

(b) To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, the Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options or SARS, or unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Non-Statutory Stock Options or SARs, or the vesting of their Shares; provided,  however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding:  The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or SAR, or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with the applicable accounting standard.

(ii) Stock Delivery:  The election to deliver to the Company, at the time the Non-Statutory Stock Option or SAR is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option or SAR exercise, or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory rates interpreted in accordance with the applicable accounting standard.

20. Effective Date and Term of the Plan.  The Plan was initially adopted by the Board on March 4, 2015, and became effective on May 5, 2015, the date of its approval by the Company’s stockholders. Unless sooner terminated by the Board, the Plan shall continue until May 4, 2025. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Award previously granted under the Plan.

21. Time of Granting Awards; Vesting.  The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided,  however, that any Award granted prior to the date on which the Plan is approved by the Company’s stockholders shall be subject to the stockholders’ approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant. Except with respect to a Vesting Event as provided herein, no Award granted pursuant to the Plan shall vest in less than one year; provided, however, that the Administrator may, in its sole discretion, grant Awards representing an aggregate of up to 5% of the shares reserved for issuance in connection with Awards provided for in Section 4(a), which are not subject to the foregoing restriction.

22. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may, in its sole discretion, at any time amend, alter, suspend, terminate or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. The Administrator may amend, alter, suspend, discontinue or terminate any Award and any Award Agreement except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such action by the Administrator may impair the rights of any Participant with respect to the Award.

(b) Effect of Amendment and Termination.  Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

23. Regulatory Approvals.

(a) The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Awards shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of an applicable registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange or quotation system on which the Common Stock is then listed for trading (if any).

24. No Employment/Service Rights.  Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

25. Governing Law. This Plan shall be governed by Delaware law, applied without regard to conflict of laws principles.

26. Code Section 409A.  Awards under this Plan are intended to be exempt from Section 409A of the Code. Notwithstanding anything to the contrary in this Plan or elsewhere, if a Grantee or Optionee is a “specified employee” as determined pursuant to Section 409A of the Code as of the date of his or her “separation from service” (within the meaning of Treasury Regulation 1.409A-1(h)) and if any Award provided for in this Plan or otherwise constitutes a “deferral of compensation” within the meaning of Section 409A, then any such payment or benefit that is payable during the first six months following the Grantee’s or Optionee’s “separation from service” shall be paid or provided to the Grantee or Optionee on the first business day of the seventh calendar month following the month in which his or her “separation from service” occurs or, if earlier, at his or her death. In addition, any payment, delivery, settlement or exercise of an Award upon a termination of Service that represents a “deferral of compensation” within the meaning of Section 409A of the Code shall only be paid, delivered, settled or exercised upon a “separation from service.”